EXECUTION VERSION

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# INDENTURE

Dated as of January 31, 2012

Among

THE CASH STORE FINANCIAL SERVICES INC.

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

COMPUTERSHARE TRUST COMPANY, N.A.,
as U.S. Trustee

and

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Canadian Trustee and Collateral Agent

11 ½% SENIOR SECURED NOTES DUE 2017

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TABLE OF CONTENTS

INDENTURE, dated as of January31, 2012, among The Cash Store Financial Services Inc., an Ontario corporation (the "Company"), the Guarantors (as defined herein) listed on the signature pages hereto, Computershare Trust Company, N.A., as U.S. Trustee (the "U.S. Trustee") and Computershare Trust Company of Canada, as Canadian Trustee (the "Canadian Trustee" and, together with the U.S. Trustee, the "Trustee") and Collateral Agent.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of an issue of $132,500,000 aggregate principal amount of 11 ½% Senior Secured Notes due 2017 (the "Initial Notes"); and

WHEREAS, the Company and each of the Guarantors has duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, each of the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

# ARTICLE 1

# DEFINITIONS

Section 1.01 Definitions.

"144A Global Note" means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

"Acquired Debt" means with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person was merged into or amalgamated, arranged or consolidated with or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging into or amalgamating, arranging or consolidating with or becoming a Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

"Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.01, 2.15, 4.09 and 4.12, as part of the same series as the Initial Notes.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"Agent" means any Registrar or Paying Agent.

"Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at July 31, 2014 (such redemption price being set forth in Section 3.07(b)), *plus* (ii) all required interest payments due on such Note through July 31, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

"Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, DTC, Euroclear and Clearstream that apply to such transfer or exchange.

"Asset Sale" means:

(1) the sale, lease, transfer, conveyance or other disposition of any assets (including by way of a Sale and Leaseback Transaction); *provided* that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by Section 4.10;

(2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries; and

(3) an Event of Loss to the extent of the cash proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such Event of Loss.

In the case of either clause (1), (2) or (3), whether in a single transaction or a series of related transactions:

(1) that have a Fair Market Value in excess of $2.5 million; or

(2) for Net Proceeds in excess of $2.5 million.

Notwithstanding the foregoing, none of the following will be deemed to be an Asset Sale:

(1) a transfer of assets to the Company or any Restricted Subsidiary of the Company:

(2) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(3) for purposes of Section 4.10 only, a Restricted Payment that is permitted by Section 4.07 or a Permitted Investment;

(4) the incurrence of Permitted Liens and the disposition of assets subject to such Liens by or on behalf of the Person holding such Liens;

(5) the sale, transfer or other disposition of accounts (including loans or advances) in the ordinary course of business;

(6) the sale, transfer or other disposition of Equity Interests in or Indebtedness of an Unrestricted Subsidiary of the Company;

(7) any disposition of cash or Cash Equivalents;

(8) the lease, assignment or sub-lease of any property in the ordinary course of business;

(9) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(10) the sale, transfer or other disposition of assets of the Company or any of its Restricted Subsidiaries in exchange for assets used or useful in a Similar Business; *provided* that the assets received in exchange have a Fair Market Value equal to or greater than the transferred assets;

(11) sales of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any of its Restricted Subsidiaries;

(12) the license of patents, trademarks, copyrights, software applications and know-how to Restricted Subsidiaries of the Company and to third Persons in the ordinary course of business;

(13) the disposition of all or substantially all of the assets of the Company or a Guarantor in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(14) the issuance by a Restricted Subsidiary of the Company of Preferred Stock that is permitted by Section 4.09;

(15) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary of the Company after the Issue Date, including Sale and Lease-Back Transactions permitted by this Indenture; and

(16) dispositions of motor vehicles securing consumer loans made by the Company and its Restricted Subsidiaries in the ordinary course of business.

"Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended; *provided, however*, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation).

"Available Cash" means the amount of cash and Cash Equivalents held by the Company and its Restricted Subsidiaries, as reflected on the Company's consolidated balance sheet for the most recently completed fiscal quarter for which financial statements have been provided to Holders in accordance with Section 4.03 and calculated in accordance with GAAP.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time and any successor provision thereto.

"Bankruptcy Law" means the Bankruptcy Code, BIA and any similar federal, state or foreign law for the relief of debtors.

"BIA" means the Bankruptcy and Insolvency Act (Canada) as such legislation exists as of the Issue Date or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

"Board of Directors" means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors, managers or other governing body, and in the absence of the same, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person or other individual or entity serving a similar function.

"Business Day" means each day that is not a Legal Holiday.

"Canadian Dollar Equivalent" of any amount means, at the time of determination thereof,

(1) if such amount is expressed in Canadian dollars, such amount; or

(2) if such amount is expressed in any other currency, the equivalent of such amount in Canadian dollars determined by using the noon rate published by the Bank of Canada (or applicable successor entity) on the date one Business Day prior to such determination.

"Canadian Government Securities" means direct obligations of, or obligations guaranteed by the Government of Canada (or any agency thereof provided the obligations of such agency are guaranteed by the Government of Canada) or any Province of Canada (or any agency thereof provided the obligations of such agency are guaranteed by such government).

"Capital Lease Obligation" of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or capitalized on a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty; *provided* that any obligations of the Company and its Restricted Subsidiaries either existing on the Issue Date or created prior to the recharacterization described below (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes of this Indenture (including, without limitation, the calculation of Consolidated Net Income and Consolidated Cash Flow) not be treated as Capital Lease Obligations or Indebtedness.

"Capital Stock" means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with such Capital Stock.

"Cash Equivalents" means;

(1) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States or Canada or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, as applicable, in each case maturing within one year from the date of acquisition;

(2) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances having maturities of one year or less from the date of acquisition issued by any lender to the Company or any of its Subsidiaries or by any commercial bank organized under the laws of Canada or the United States or any subdivision thereof or any U.S. or Canadian branch of a foreign bank having, at the date of acquisition thereof, combined capital and surplus of not less than $250,000,000 and whose long-term debt is rated "A-3" or "A−" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) entered into with (a) a bank meeting the qualifications described in clause (2) above, or (b) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) or, with respect to commercial paper issued in Canada by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of Canada, having a rating at the time as of which any Investment therein is made of "R-1" (or higher) according to Dominion Bond Rating Service Limited;

(5) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America, any province of Canada or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that (a) the long-term debt of such state, province or country is rated "A-3" or "A−" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and (b) such obligations mature within one year of the date of acquisition thereof; and

(6) Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (1) through (5) above.

"CCAA" means the Companies' Creditors Arrangement Act (Canada) as such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

"CDS" means CDS Clearing and Depository Services Inc.

"Change of Control" means the occurrence of any of the following:

(1) the direct or indirect sale, conveyance, transfer, lease or other disposition (other than by way of amalgamation, arrangement, exchange offer, merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture);

(3) the consummation of any transaction (including any amalgamation, arrangement, exchange offer, merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (3) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Company; or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

except that in the case of (1), (3) or (4) above, any transaction or series of related transactions where immediately following such transaction or transactions (x) Gordon J. Reykdal is the Chairman of the Company or any successor thereto or the person to whom all or substantially all of such assets are sold conveyed, transferred, leased or otherwise disposed (a "Successor Entity") and (y) the Equity Interests in the Company or the Successor Entity controlled, directly or indirectly, by Gordon J. Reykdal and his Affiliates are no less than 20% of the total Equity Interest in the Company or such Successor Entity, shall not constitute a Change of Control.

"Clearstream" means Clearstream Banking, Société Anonyme.

"Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

"Collateral" means the collateral securing the Indenture Obligations.

"Collateral Agent" means Computershare Trust Company of Canada in its capacity as Collateral Agent under the Collateral Documents, together with its successors in such capacity.

"Collateral Documents" means the Collateral Trust Agreement, the Securities Pledge Agreements, the General Security Agreements, and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements, blocked account agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent for the benefit of the Priority Lien Secured Parties or the Parity Lien Secured Parties or under which rights or remedies with respect to any such Lien are governed, in each case as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Collateral Documents and Article 9 herein.

"Collateral Trust Agreement" means the collateral trust and intercreditor agreement, dated the Issue Date between the Company, each Secured Obligations Guarantor, the Collateral Agent and the representatives of the Secured Parties, which sets forth the terms on which the Collateral Agent will receive, hold, administer, maintain and distribute the proceeds of the Collateral securing the obligations under the Collateral Documents.

"Common Shares" means the common shares of the Company, no par value, as existing on the Issue Date or to the extent such common shares are reclassified or otherwise cease to exist, any class of Capital Stock of the Company that (1) is at the time entitled to vote in the election of the Board of Directors of the Company and (2) has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

"Company" has the meaning set forth in the recitals hereto.

"Company Order" means a written request or order signed on behalf of the Company by an Officer of the Company, who must be the chief executive officer, chief financial officer, president, senior vice president, treasurer or principal accounting officer of the Company, and delivered to the Trustee.

"Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus:

(1) an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2) an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness by such Person or its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net income; plus

(4) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) to the extent deducted in computing such Consolidated Net Income; plus

(6) write offs, write downs or impairment of goodwill or other intangible assets, unrealized mark-to-market losses, and other non-cash charges and expenses (excluding any such other non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income; plus

(7) any charge or expense related to the final disposition, including settlement, of any class action litigation described in the Final Offering Circular; plus

(8) any one-time, non-recurring expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred pursuant to the terms of this Indenture (including a refinancing thereof), whether or not successful, including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Agreement and (ii) any amendment or other modification of this Indenture, in each case, deducted in computing Consolidated Net Income; minus

(9) all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

"Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred

payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, but excluding the imputed interest component of retention payments paid by such Person and its Restricted Subsidiaries); *provided* that the amortization or write-off of capitalized financing or debt issuance costs shall be excluded; plus

(2) all cash dividend payments on any series of Preferred Stock to the extent treated as debt for tax purposes;

(3) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(4) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon).

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; *provided* that:

(1) the Net Income of any Person that is not a Restricted Subsidiary of such Person, or that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions that have been distributed in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(2) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(3) the Net Income of any Restricted Subsidiary that is not a Guarantor shall be excluded only to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction has been legally waived;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) any non-recurring charge or expense related to the offering of the Initial Notes and the use of proceeds therefrom, as described in the Final Offering Circular, shall be excluded;

(5) any income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded; and

(6) any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments shall be excluded.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the directors who were members of such Board of Directors on the Issue Date or whose nomination or election to the Board of Directors was previously so approved.

"Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.01, or such other address as to which the Trustee may give notice to the Holders and the Company.

"Credit Agreement" means the letter agreement dated as of September 1, 2011 by and among the Company and the lender thereto, including any related notes, guarantees, collateral documents, instruments and agreements in connection therewith (in each case, as may be amended and restated, supplemented or otherwise modified from time to time).

"Credit Agreement Representative" means an administrative agent or, if no administrative agent, such lender or lenders under the Credit Agreement.

"Credit Facility" means one or more debt facilities, including the Credit Agreement, or other financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, bankers acceptances or other indebtedness, including any notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, extended, renewed, restated, supplemented, replaced (whether or not upon termination and whether with the original lenders, institutional investors or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other agent, lender or group of lenders (or institutional investors).

"Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

"Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default; *provided* that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default shall be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

"Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) or issued on the Issue Date, substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

"Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

"Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; *provided* that any such conversion or exchange will be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3) on or prior to the 91st day after the Stated Maturity of the Notes; *provided* that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring on or prior to the 91st day after the Stated Maturity of the Notes will not constitute Disqualified Stock if the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to Section 4.10 and Section 4.14.

"DTC" means the Depository Trust Company.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

"Equity Offering" means a sale for cash of either (1) common equity securities or units including or representing common equity securities of the Company (other than to the Company or a Subsidiary of the Company) or (2) common equity securities or units including or representing common equity securities of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

"Event of Loss" means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Existing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries outstanding on the Issue Date until such Indebtedness is repaid.

"Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company, as applicable; *provided, however*, that, (x) with respect to any such price less than $5.0 million, only the good faith determination of the Company's senior management, as applicable, shall be required, (y) with respect to any such price in excess of $5.0 million, the basis of such determination is set forth in writing and a majority of the non-employee directors of the Company has determined in good faith that the criteria set forth in this definition are satisfied as evidenced by a resolution of the Board of Directors of the Company set forth in an Officer's Certificate and (z) except in the case of determining the Fair Market Value of assets in connection with an Asset Sale not involving the sale of assets to an Affiliate, the Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing in the United States or Canada if the Fair Market Value exceeds $10.0 million.

"Final Offering Circular" means the final Offering Circular relating to the offering of Initial Notes, dated January 24, 2012.

"Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), the Fixed Charge Coverage Ratio shall be calculated giving *pro forma* effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

(1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through amalgamations, arrangements, mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any

compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of the Company);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary of the Company on the Calculation Date will be deemed to have been a Restricted Subsidiary of the Company at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary of the Company on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the Company at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

"Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication:

(1) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(2) the product of (A) all cash dividend payments on any series of Preferred Stock to the extent not treated as debt for tax purposes of such Person, *times* (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, provincial, state, local and foreign statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

"GAAP" means generally accepted accounting principles in the United States of America in effect on the Issue Date.

"General Security Agreement" means the general security agreements granted by each Secured Obligations Guarantor in favour of the Collateral Agent for the benefit of the

Priority Lien Secured Parties and the Parity Lien Secured Parties as security for the payment and performance of the Secured Obligations, in each case as amended, modified, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms.

"Global Note Legend" means the legend set forth in Section 2.06(g)(iii), which is required to be placed on all Global Notes issued under this Indenture.

"Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).

"Grantors" means the Company and each Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Collateral Document as a Person granting a Lien or other interest in its property to secure any of the Indenture Obligations.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person to:

(1) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

(2) purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

(3) maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness;

*provided, however*, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantors" means each Restricted Subsidiary of the Company that executes a Notes Guarantee in accordance with the provisions of this Indenture.

"Hedge Agreements" means any commodity swap, future or option contracts, interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, and other hedging agreements or swap contracts with respect to the management of risks related to commodities, interest rate or currency fluctuations which is permitted under each applicable Secured Debt Document.

"Hedge Obligations" means the actual Indebtedness of the Company or any other Obligor to a Hedge Provider under or pursuant to any Hedge Agreement to which it is a party.

"Hedge Providers" means any person who enters into a Hedge Agreement with the Company or any other Obligor to the extent permitted under each applicable Secured Debt Document and who has complied with the Collateral Trust Agreement or is a Lender Hedge Provider.

"Holder" means the Person in whose name a Note is registered in the Note Register.

"Incur" or "incur" means, with respect to any indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to an amalgamation, arrangement, merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence" and "incurred" shall have meanings correlative to the foregoing); *provided, however,* that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been incurred at the time it becomes such a Subsidiary.

"Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1) obligations of such Person in respect of principal for money borrowed;

(2) obligations of such Person in respect of principal evidenced by bonds, debentures, notes or other similar instruments;

(3) every reimbursement obligation of such Person with respect to letters of credit, banker's acceptances or similar facilities issued for the account of such Person, other than obligations with respect to letters of credit securing obligations, other than obligations referred to in clauses (1), (2) and (5) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 10th day following payment on the letter of credit;

(4) every obligation of such Person issued or assumed as the deferred purchase price of property or services that is recorded as a liability under GAAP (but excluding trade payables, credit on open account, provisional credit, accrued liabilities or similar terms arising in the ordinary course of business which are not overdue by more than 30 days or which are being contested in good faith);

(5) every Capital Lease Obligation of such Person;

(6) the maximum fixed redemption or repurchase price of Disqualified Stock, of such Person at the time of determination plus accrued but unpaid dividends;

(7) every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person (collectively, "Hedging Obligations"); and

(8) every obligation of the type referred to in clauses (1) through (7) of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, guarantor or otherwise, to the extent of such Guarantee or other liability;

*provided*, that obligations in respect of any payments due in connection with the termination or expiration of a lease that is not a Capital Lease Obligation pursuant to the terms of such lease shall not be deemed to be Indebtedness.

"Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time.

"Indenture Documents" means the Indenture, the Notes and the Collateral Documents.

"Indenture Obligations" means all Obligations in respect of the Notes or arising under the Indenture Documents, including the fees and expenses (including, without limitation, fees, expenses and disbursements of agents, counsel and professional advisors) of the Trustee and Collateral Agent. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

"Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

"Initial Notes" has the meaning set forth in the recitals hereto.

"Insolvency or Liquidation Proceeding" means:

(1) any voluntary or involuntary case or proceeding under the Bankruptcy Code or BIA or CCAA with respect to any Grantor;

(2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(3) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

"interest" with respect to the Notes means interest with respect thereto.

"Interest Payment Date" means January 31 and July 31 of each year to Stated Maturity.

"Investment Grade Rating" means (1) a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB− (or the equivalent) by S&P or (2) a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB− (or the equivalent) by S&P and an equivalent rating by any other Rating Agency.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; *provided* that an acquisition of assets, Equity Interests or other securities by the Company or a Restricted Subsidiary of the Company for consideration consisting of common equity securities of the Company or such Restricted Subsidiary shall not be deemed to be an Investment, if the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of. For purposes of the definition of Unrestricted Subsidiary and Section 4.07

(1) investments shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; *provided*, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company's "Investment" in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary of the Company shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary of the Company in respect of such Investment.

"Issue Date" means January 31, 2012.

"Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the province of Ontario.

"Lender Hedge Providers" means a Hedge Provider who enters into a Hedge Agreement that is permitted under the Secured Debt Documents and who at the time of entering into such Hedge Agreement is either (a) a lender under a Credit Facility, or (b) an Affiliate of a lender under a credit facility.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or hypothecation of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of any financing statement under any Personal Property Security Act (or equivalent legislation) of any jurisdiction).

"Moody's" means Moody's Investors Services, Inc. or any successor to the rating agency business of Moody's Investors Inc.

"Net Cash" means, as of the date of the declaration of a dividend pursuant to Section 4.07(b)(5) the sum of (1) the amount of undrawn and available borrowing capacity under Credit Facilities in existence on the date of the declaration of the dividend contemplated by such section, which, as of such date, may be Incurred by the Company or any of its Restricted Subsidiaries and (2) Available Cash.

"Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including dispositions pursuant to Sale and Leaseback Transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

"Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and

any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

"Non-Recourse Debt" means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary of the Company) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

"Non-U.S. Person" means a Person who is not a U.S. Person.

"Notes" means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall also include any Additional Notes that may be issued.

"Note Documents" means the Indenture, the Notes, the Notes Guarantees, the Collateral Trust Agreement (and related Collateral Documents), each Parity Debt Sharing Confirmation, and all other agreements related to the Indenture, the Notes and the Notes Guarantees.

"Notes Guarantee" means a Guarantee of the Notes.

"Notes Secured Parties" means the holders of Indenture Obligations.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Obligor" means the Company, the Secured Obligations Guarantors and each other Person (if any) that at any time provides collateral security for any Secured Obligations.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller, principal accounting officer or the Secretary of the Company or of any other Person, as the case may be.

"Officer's Certificate" means a certificate signed by any one of the chief executive officer, chief financial officer, president, senior vice-president, treasurer or principal accounting officer of the Company and delivered to the Trustee.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be in-house counsel or counsel to the Company.

"Parity Debt Representative" means:

(1) the case of the Notes and the Guarantees of the Notes, the Trustee; and

(2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the Collateral Documents) pursuant to the credit agreement, Indenture or other agreement governing such Series of Parity Lien Debt, and who has executed a joinder to the Collateral Trust Agreement.

"Parity Debt Sharing Confirmation" means, as to any Series of Parity Lien Debt, the written agreement of the holders of that Series of Parity Lien Debt, as set forth in this Indenture or other agreement governing that Series of Parity Lien Debt, for the benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Parity Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Agent to perform its obligations under the Collateral Trust Agreement.

"Parity Lien" means a Lien granted by a Collateral Document to the Collateral Agent upon any property of the Company or any other Obligor to secure Parity Lien Obligations.

"Parity Lien Debt" means

(1) the Notes and the Notes Guarantees issued on the Issue Date; and

(2) any other Indebtedness (including Additional Notes) that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such Indebtedness is Incurred such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Parity Debt Representative and the Collateral Agent, as "Parity Lien Debt" for the purposes of the Secured Debt Documents; provided that no

Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt;

(b) such Indebtedness is governed by an indenture or other agreement that includes a Parity Debt Sharing Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established for purposes of entitling the holders of such indebtedness to share equally and ratably with other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Agent's Liens on the Collateral if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Parity Lien Debt").

"Parity Lien Documents" means, collectively, the Note Documents and each agreement, Indenture or instrument governing each other Series of Parity Lien Debt and all other agreements governing, securing or relating to any Parity Lien Obligations.

"Parity Lien Obligations" means Parity Lien Debt and all other Obligations in respect thereof.

"Parity Lien Secured Parties" means the holders of Parity Lien Obligations and any Parity Debt Representatives.

"Participant" means, with respect to the Depositary, DTC, Euroclear or Clearstream, a Person who has an account with the Depositary, DTC, Euroclear or Clearstream, respectively.

"Permitted Investments" means:

(1) any Investment in the Company or a Restricted Subsidiary of the Company;

(2) any Investment in cash or Cash Equivalents or the Notes;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged into or amalgamated, arranged or consolidated with, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; *provided* that the amount of any such Investment may be increased (x) as required by the terms of such

Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(5) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10.

(6) any Investment in loans, advances or other extensions of credit in the ordinary course of business, whether or not originated by the Company or any of its Subsidiaries;

(7) Hedging Obligations that are Incurred by the Company or any of its Restricted Subsidiaries for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) currency exchange risk in connection with existing financial obligations and not for purposes of speculation;

(8) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

(9) loans and advances to officers, directors and employees of the Company and its Restricted Subsidiaries in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

(10) any Investment consisting of a Guarantee permitted by Section 4.09;

(11) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of assets permitted pursuant to the terms of this Indenture;

(12) Investments received in settlement of bona fide disputes or as distributions in bankruptcy, insolvency, foreclosure or similar proceedings;

(13) advances to suppliers in the ordinary course of business;

(14) investments consisting of purchases and acquisitions of supplies, materials and equipment or purchases or contract rights or licenses of intellectual property, in each case in the ordinary course of business;

(15) receivables owing to the Company or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(16) Investments consisting of obligations of officers and employees to the Company or its Restricted Subsidiaries in connection with such officers' and employees' acquisition of Equity Interests in the Company (other than Disqualified Stock) so long as

no cash is actually advanced by the Company or any of its Restricted Subsidiaries in connection with the acquisition of such obligations; and

(17) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed $7.5 million.

"Permitted Liens" means:

(1) Liens securing Priority Lien Obligations, in an aggregate principal amount not to exceed $32.5 million;

(2) Liens in favor of the Company or a Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged into or amalgamated, arranged or consolidated with the Company or a Restricted Subsidiary of the Company, provided that such Liens were not created in connection with, or in contemplation of, such amalgamation, arrangement, merger or consolidation and do not extend to any assets other than those of the Person merged into or amalgamated, arranged or consolidated with the Company or a Restricted Subsidiary of the Company;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, *provided* that such Liens were not created in connection with, or in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, workmen's compensation or unemployment obligations or other obligations of a like nature, or to secure letters of credit issued with respect to such obligations, Incurred in the ordinary course of business;

(6) Liens consisting of deposits in connection with leases or other similar obligations, or securing letters of credit issued in lieu of such deposits, incurred in the ordinary course of business, and cash deposits in connection with acquisitions otherwise permitted under this Indenture;

(7) Liens securing Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(3) covering only the assets acquired with such Indebtedness and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto;

(8) Liens existing on the Issue Date and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, *provided* that any

reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(10) Liens securing Permitted Refinancing Debt, *provided* that the obligor under such Indebtedness was permitted to Incur such Liens with respect to the Indebtedness so refinanced under this Indenture and:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced replaced, defeased or discharged with such Permitted Refinancing Indebtedness; and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(11) statutory and common law Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business with respect to amounts that are not yet delinquent for more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, *provided* that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, *provided* that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(13) Liens arising from filings of financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness;

(14) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(15) Liens on Permitted Investments;

(16) to the extent not otherwise prohibited pursuant to this Indenture, Liens on assets pursuant to merger, amalgamation, or arrangement agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests or Indebtedness of Unrestricted Subsidiaries;

(19) Liens securing Indenture Obligations, including, without limitation, any Additional Notes permitted to be Incurred pursuant to this Indenture;

(20) Liens Incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations in an aggregate principal amount that does not exceed $5.0 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

(21) encumbrances or exceptions expressly permitted pursuant to the Collateral Documents;

(22) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including Liens securing letters of credit issued in the ordinary course of business in connection therewith;

(23) [Intentionally Omitted]; and

(24) pledges of Equity Interests of an Unrestricted Subsidiary of the Company securing Non-Recourse Debt of such Unrestricted Subsidiary.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest in connection with or in respect of any referenced Indebtedness.

"Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; *provided* that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount and premium, if any, plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any fees and expenses Incurred in connection therewith);

(2) such Permitted Refinancing Debt has a final scheduled maturity date later than the final scheduled maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is Incurred either by the Company or by the Restricted Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or would otherwise be permitted to Incur such Indebtedness.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.

"Post-Petition Interest" means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

"PPSA" means the Personal Property Security Act (Alberta) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the personal property security laws of any jurisdiction other than Alberta, PPSA means those personal property security laws in such other jurisdiction of Canada for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

"Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

"Priority Debt Representative" means:

(1) in the case of (i) the obligations under the Credit Agreement, and (ii) Hedge Obligations owed to a Lender Hedge Provider, the Credit Agreement Representative (subject to the Collateral Trust Agreement); and

(2) in the case of any other Series of Priority Lien Debt (including non-Lender Hedge Providers described in the Collateral Trust Agreement), the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a Priority Debt

Representative (for purposes related to the administration of the Collateral Documents) pursuant to the credit agreement, Indenture or other agreement governing such Series of Priority Lien Debt, and who has executed a joinder to the Collateral Trust Agreement.

"Priority Debt Sharing Confirmation" means, as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the agreement governing such Series of Priority Lien Debt, for the benefit of all holders of each other existing and future Series of Priority Lien Debt and each existing and future Priority Debt Representative, that all Priority Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Priority Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions in the Collateral Trust Agreement relating to the order of application of proceeds from enforceable of such Liens, and consent to and direct the Collateral Agent to perform its obligations under the Collateral Trust Agreement.

"Priority Lien Debt" means:

(1) Indebtedness under the Credit Agreement and the Guarantees thereof that, in each case, was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that for certainty, all Obligations from time to time under the Credit Agreement are Priority Lien Debt whether or not permitted under each Secured Debt Document; and

(2) Indebtedness under any other credit facility, Hedge Agreement or any Guarantee thereof of an Obligor that is secured equally and ratably with the Credit Agreement by a Priority Lien that was permitted to be Incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such Indebtedness is Incurred such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Priority Debt Representative and the Collateral Agent, as "Priority Lien Debt" for the purposes of the Secured Debt Documents; provided that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt;

(b) such Indebtedness is governed by a credit agreement, an Indenture or other agreement that includes a Priority Debt Sharing Confirmation;

(c) until the payment in full and discharge of all Obligations under the Credit Agreement or any Hedge Agreement with a lender or Affiliate of a lender, written acknowledgment from the Administrative Agent to the Collateral Agent that such Obligations are Priority Lien Debt; and

(d) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent's Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if the Company delivers to the Collateral Agent an Officer's Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Priority Lien Debt").

"Priority Lien Documents" means, collectively, the Credit Agreement and the documents relating thereto or arising thereunder, Hedge Agreements and the credit agreements, indentures or other agreements governing any other Credit Facility pursuant to which Priority Lien Debt is incurred (and not prohibited to be incurred under each applicable Secured Debt Document) and all other agreements governing or securing any Priority Lien Obligations (and not prohibited to be so secured under each applicable Secured Debt Document).

"Priority Lien Obligations" means the Priority Lien Debt and all other Obligations in respect hereof.

"Priority Lien Secured Parties" means the holders of Priority Lien Obligations and any Priority Debt Representatives.

"Priority Liens" means a Lien granted to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, upon any property of the Company or any other Obligor to secure Priority Lien Obligations.

"Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Rating Agencies" means Moody's and S&P, or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

"Record Date" for the interest, if any, payable on any applicable Interest Payment Date means January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

"Redemption Date" means any date set for redemption of the Notes, in whole or in part, in accordance with Article 3.

"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "refinancing" shall have correlative meanings.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Regulation S Global Note" means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

"Regulation S Legend" means the legend set forth in Section 2.06(g)(ii).

"Responsible Officer" means, when used with respect to the Trustee or Collateral Agent, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

"Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

"Restricted Global Note" means a Global Note bearing the Private Placement Legend.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Rule 144A" means Rule 144A promulgated under the Securities Act.

"Rule 903" means Rule 903 promulgated under the Securities Act.

"Rule 904" means Rule 904 promulgated under the Securities Act.

"S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

"Sale and Leaseback Transaction" means an arrangement relating to property owned by the Company or one of its Subsidiaries on the Issue Date or thereafter acquired by the Company or one of its Subsidiaries whereby the Company or such Subsidiary transfers such property to a Person and the Company or such Subsidiary leases it from such Person.

"SEC" means the Securities and Exchange Commission, or any successor agency thereto.

"Secured Debt" means Parity Lien Debt and Priority Lien Debt.

"Secured Debt Documents" means the Parity Lien Documents and the Priority Lien Documents.

"Secured Obligations" means the Parity Lien Obligations and the Priority Lien Obligations.

"Secured Obligations Guarantor" means each of the guarantors of the initial loans under the Credit Agreement, and each other Person (if any) that at any time provides a guarantee and security in respect of any of the Secured Obligations and their respective successors and assigns.

"Secured Parties" means the holders of Priority Lien Obligations and Parity Lien Obligations.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Securities Pledge Agreements" means the securities pledge agreements granted by each Secured Obligations Guarantor in favor of the Collateral Agent for the benefit of the Priority Lien Secured Parties and the Parity Lien Secured Parties as general and continuing security for the payment and performance of the Secured Obligations, in each case as amended, modified, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms.

"Senior Trust Estate" all of each Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Agent under any Collateral Document for the benefit of the Priority Lien Secured Parties, together with all of the Collateral Agent's right, title and interest in, to and under the Collateral Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof, which each Obligor grants to the Collateral Agent to hold, in trust under the Collateral Trust Agreement for the benefit of all present and future holders of Priority Lien Obligations.

"Series of Parity Lien Debt" means, severally, the Notes, the Guarantees of the Notes and each other issue or Series of Parity Lien Debt for which a single transfer register is maintained.

"Series of Priority Lien Debt" means, severally, each issue or series of Priority Lien Debt for which a single transfer register is maintained, and for purposes hereof, Hedge Obligations owed to Lender Hedge Providers will be treated as part of the same Series of Priority Lien Debt as the other Priority Lien Debt owed to such Lender Hedge Provider.

"Series of Secured Debt" means, severally, each Series of Priority Lien Debt and each Series of Parity Lien Debt.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

"Similar Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, or a reasonable extension or expansion thereof.

"Stated Maturity" when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

"Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

"TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

"Total Assets" means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which internal financial statements are available; provided that, for purposes of calculating "Total Assets" for purposes of testing the covenants under this Indenture in connection with any transaction, the total consolidated assets of the Company and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination but without giving effect to the transaction being tested under this Indenture.

"Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 31, 2014; *provided, however,* that if the period from such redemption date to July 31, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

"Trustee" means collectively Computershare Trust Company, N.A., as U.S. Trustee and Computershare Trust Company of Canada, as Canadian Trustee, until a successor replaces either or both of them in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

"Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

"Unrestricted Global Note" means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

"Unrestricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of such Person, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

"U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

"U.S.A. Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of

years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors' qualifying shares and nominal amounts required to be held by local nationals) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person (or any combination thereof).

Section 1.02 Other Definitions.

| **Term** | **Defined in Section** |
|---|---|
| "Action" | 11.09 |
| "Additional Assets" | 4.10 |
| "Additional Notes Incurrence Test" | 4.09 |
| "Affiliate Transaction" | 4.11 |
| "Asset Sale Offer" | 4.10 |
| "Authentication Order" | 2.02 |
| "Canadian Placement Legend" | 2.06 |
| "Change of Control Offer" | 4.14 |
| "Change of Control Payment" | 4.14 |
| "Change of Control Payment Date" | 4.14 |
| "Collateral Document Order" | 11.09 |
| "Covenant Defeasance" | 8.03 |
| "DTC" | 2.03 |
| "Event of Default" | 6.01 |
| "Excess Proceeds" | 4.10 |
| "incur" or "incurrence" | 4.09 |
| "Legal Defeasance" | 8.02 |
| "Note Register" | 2.03 |
| "Offer Amount" | 3.09 |
| "Offer Period" | 3.09 |
| "Paying Agent" | 2.03 |
| "Permitted Debt" | 4.09 |
| "Purchase Date" | 3.09 |
| "Redemption Date" | 3.07 |
| "Refinancing Indebtedness" | 4.09 |
| "Registrar" | 2.03 |
| "Restricted Payments" | 4.07 |
| "Reversion Date" | 4.16 |
| "Successor Company" | 5.01 |
| "Successor Subsidiary Guarantor" | 5.01 |
| "Suspended Covenants" | 4.16 |
| "Suspension Period" | 4.16 |

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) "or" is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) "will" shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an "Article", "Section", "clause" or "Exhibit" refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture;

(i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(j) "including" means "including, without limitation"; and

(k) any reference "$" or "dollars" shall be to Canadian dollars unless stated otherwise.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including the Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through its standing instructions and customary practices.

(h) The Company may fix a record date for the purpose of determining the Persons that are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed,

the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.05 Incorporation by Reference of the Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

## ARTICLE 2

## THE NOTES

Section 2.01 Form and Dating; Terms.

(a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form, including Notes issued in definitive form on the Issue Date, shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the "Schedule of Exchanges of Interests in the Global Note" attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c) [Intentionally Omitted]

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and

to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14. The Notes shall not be redeemable, other than as provided in Article 3.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a Company Order (an "Authentication Order"), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

The Canadian Trustee hereby appoints and authorizes the U.S. Trustee to act as its authenticating agent with respect to the Notes, as required.

The Trustee shall have the right to decline to authenticate and deliver any Notes if (a) the Trustee, being advised by counsel, determines, in its reasonable discretion, that such action may not be taken lawfully, or (b) the Trustee in good faith by its Board of Directors or trustees, executive committee or a trust committee of directors and/or Responsible Officers shall determine, in its reasonable discretion, that such action would expose the Trustee to personal liability to Holders of any then outstanding Notes.

Section 2.03 Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes ("Note Register") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and all presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company or any of the Company's Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints CDS Clearing and Depository Services Inc. to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA, Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 days or (y) the Company notifies the Trustee in writing that the Company has elected to cause the issuance of Definitive Notes or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in subclause (i) or (ii), Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subclause (i) or (ii) above and pursuant to Section 2.06(c). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act and applicable securities laws and regulations in Canada. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, subject, however, to such transfer being in accordance with the transfer restrictions set forth in the Canadian Placement Legend, as applicable. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given

to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B) (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act and/or applicable securities laws and regulations in Canada, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii), and the Registrar receives the following:

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an

Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(iv)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and applicable securities laws and regulations in Canada and that the restrictions on transfer contained herein and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to, Persons who take delivery thereof in the form of a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 and in a transaction not subject to, or exempt from, the prospectus qualification and dealer registration requirements of applicable securities laws in Canada, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance

with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) [Intentionally Omitted]

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a), and the Registrar receives the following:

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(z) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(iii)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance

with the Securities Act and applicable securities laws and regulations in Canada and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 and in a transaction not subject to, or exempt from, the prospectus qualification and dealer registration requirements of applicable securities laws in Canada, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof,

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the Registrar receives the following:

(y) if the Holder of such Restrictive Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(z) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(ii)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and applicable securities laws and regulations in Canada and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 and in a transaction not subject to, or exempt from, the prospectus qualification and dealer registration requirements of applicable securities laws in Canada then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(y) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(z) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Intentionally Omitted]

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

Except as permitted by subparagraph (v) below, in the case of any Notes offered in reliance on Rule 144A, each 144A Global Note and each Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS

NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

(ii) Regulation S Legend.

Except as permitted by subparagraph (v) below, in the case of any Notes offered in reliance on Regulation S, each Regulation S Global Note and each Definitive Note issued in exchange for or in lieu of a beneficial interest in a Regulation S Global Note or issued on the Issue Date (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

"CANADIAN RESALE RESTRICTION: UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 1, 2012."

(iii) Global Note Legend.

Each Global Note shall bear a legend in substantially the following form:

"THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE

INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO THE CASH STORE FINANCIAL SERVICES INC. (THE "ISSUER") OR ITS SUCCESSOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE."

(iv) Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form (the "Canadian Placement Legend"):

"CANADIAN RESALE RESTRICTION: UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 1, 2012."

(v) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend or the Regulation S Legend.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such

other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Notwithstanding anything to the contrary set out herein, all physical Global Notes issued to the Depository may be surrendered to the Trustee for an electronic position on the register of Noteholders to be maintained by the Trustee. All Global Notes maintained in such electronic position will be valid and binding obligations of the Company, entitling the registered holders thereof to the same benefits as those registered holders who hold Global Notes in physical form. This Indenture and the provisions contained herein will apply, *mutatis mutandis*, to such Notes held in such electronic position.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.04).

(iii) Neither the Registrar nor the Company shall be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any

Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Company designated pursuant to Section 4.02. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of like tenor if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser under state law.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP Numbers.

The Company in issuing the Notes may use CUSIP numbers and corresponding ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by

any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.14 Global Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.15 Issuance of Additional Notes.

After the Issue Date, the Company shall be entitled, subject to its compliance with Sections 4.09 and 4.12, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. All Notes shall be equally and ratably entitled to the benefits of this Indenture. With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of the Company and an Officer's Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes; provided that only those Additional Notes that are part of the "same issue" as all other Notes issued under this Indenture, as defined under Treasury Regulation Section 1.1275-1(f), or issued in a "qualified reopening" under Treasury Regulation Section 1.1275-2(k) will be issued with the same CUSIP number as the other Notes issued under this Indenture.

In authenticating such Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(i) an executed supplemental indenture, if any;

(ii) an Officer's Certificate;

(iii) Opinion of Counsel delivered in accordance with Section 13.02; and

(iv) such other documents as it may reasonably require.

## ARTICLE 3

## REDEMPTION

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (ii) if the Notes are not listed on a national securities exchange, on a pro rata basis or by lot to the extent practicable or (iii) by such other method in accordance with the applicable procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to Section 3.09, the Company shall deliver electronically or mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12. Except as set forth in Section 3.07, notices of redemption may not be conditional; *provided* that a revocable notice of redemption may be made in advance of a prospective refinancing of the Notes, conditioned upon the consummation of such refinancing transaction, if an executed commitment letter (which may be

subject to customary conditions) is in place for such refinancing transaction at the time such notice of redemption is delivered.

The notice shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the redemption price if then ascertainable, and otherwise the appropriate method for calculation of the redemption price, in which case the actual redemption price shall be set forth in an Officer's Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date unless clause (2) of the definition of "Applicable Premium" is applicable, in which case such Officer's Certificate should be delivered on the Redemption Date;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) whether such redemption is conditioned on the happening of a future event;

(g) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes;

Notes called for redemption become due on the date fixed for redemption unless such redemption is conditioned on the happening of a future event. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the Company shall have delivered to the Trustee, at least five Business Days (or such shorter period as the Trustee may agree) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer's Certificate requesting that the Trustee give such

notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is delivered or mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date, unless such redemption is conditioned on the happening of a future event, at the applicable redemption price. The notice, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date and not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer's Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) At any time prior to July 31, 2014, the Company may redeem all or a part of the Notes, upon notice as described under Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) On and after July 31, 2014, the Company may redeem the Notes, in whole or in part, upon notice as described under Section 3.03, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the periods indicated below:

| For the period below | Percentage |
|---|---|
| On or after July 31, 2014 | 103.084% |
| On or after January 31, 2015 | 102.091% |
| On or after July 31, 2015 | 101.127% |
| On or after January 31, 2016 | 100.194% |
| On or after July 31, 2016 | 100.000% |

(c) Prior to July 31, 2014, the Company shall be entitled at its option on one or more occasions to redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) originally issued under this Indenture at a redemption price of 111.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if (i) such redemption is made with the proceeds of one or more Equity Offerings; (ii) at least 65% of the aggregate principal amount of the Notes (including Additional Notes) originally issued under this Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and (iii) the redemption occurs within 90 days of such Equity Offering.

(d) The Company may at any time redeem all of the outstanding Notes, in whole but not in part, at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, and all Additional Amounts (if any) then due and which will become due on the Redemption Date as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, the Company has become or would become obligated to pay any Additional Amounts in respect of the Notes, and the Company cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of (i) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced and is effective on or after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date).

(e) Notice of any redemption upon any Equity Offering or other securities offering or financing, or in connection with a transaction (or series of related transactions) that constitutes a Change of Control may, at the Company's discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, securities offering, financing or Change of Control.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Mandatory Redemption.

The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Company shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered and accepted for payment shall continue to accrue interest;

(iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $2,000 or whole multiples of $1,000 in excess thereof only;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes surrendered by the Holders thereof exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new

Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer's Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of any Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

## ARTICLE 4

## COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes plus 2.0% per annum to the extent lawful; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same increased rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for payment or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall

in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03 Reports and Other Information.

(a) The Company shall electronically deliver to the Trustee, no later than 15 calendar days after the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; *provided, however,* that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and obtained confidential treatment by the SEC; *provided further,* each such report will be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC's EDGAR database.

(b) In the event the Company is at any time while any Notes are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or the reporting requirements of the Securities Act (Ontario), the Company shall continue to provide, no later than 15 calendar days after the date the Company would have been required to file the same with the SEC, the reports the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to the reporting requirements of such sections, by (1) distributing such reports electronically to the Trustee and (2) making available such reports (x) to the public on its website or (y) to any beneficial owner of Notes that certifies that it is such a beneficial owner, any prospective investor that certifies that it is a QIB, an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or is not a U.S. person (under the meaning set forth in 902(k) of Regulation S under the Securities Act) or any security analyst, in each case, who so requests by sending such reports via electronic mail or by posting such reports on a non-public web site or Intralinks (or any comparably password protected online data system); *provided* that the Company shall make readily available any password or other login information to any such Holder of Notes, prospective investor or security analyst. Within five business days after the delivery or any report pursuant to this Section 4.03(b), the Company shall conduct a conference call to discuss such report and answer questions about such report, which conference call shall be open to all Holders of Notes and prospective investors. Details of such conference call will be posted on the Company's website or on a password-protected website created by the Company.

(c) In addition, the Company will, for so long as any Notes remain outstanding, furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge). The individual signing any certificate given by the Company pursuant to this Section 4.04 shall be the principal executive, financial or accounting officer of such Person.

(b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary of the Company gives any notice or takes any other action with respect to a claimed Default, the Company shall promptly (which shall be no more than ten Business Days after any Officer first becomes aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer's Certificate specifying such event, the status of such event and what action the Company is taking or proposing to take in respect thereof.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend on, or make any other payment or distribution in respect of, its Equity Interests (including any dividend or distribution payable in connection with any amalgamation, arrangement, exchange offer, merger or consolidation involving the Company) or similar payment to the direct or indirect holders thereof in their capacity as such (other than any dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) and dividends or distributions payable to the Company or any of its Restricted Subsidiaries);

(II) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by any Person (other than Equity Interests held by the Company or a Restricted Subsidiary of the Company), including in connection with any amalgamation, arrangement, exchange offer, merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Company that are not Disqualified Stock);

(III) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness that is contractually subordinated in right of payment to the Notes or any Notes Guarantee thereof (other than the payment of interest and other than the purchase, repurchase, redemption, defeasance or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

(IV) make any Restricted Investment,

(all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company would, at the time of such Restricted Payment and after giving *pro forma* effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (without duplication and excluding Restricted Payments permitted by clauses (2), (3), (6) through (8) and (11) of Section 4.07(b)), is, at the time of determination, less than the sum of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on October 1, 2011 and ending on the last day of the Company's most recently ended fiscal quarter for which

internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), *plus*

(b) 100% of the aggregate net cash proceeds or the Fair Market Value of assets received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company) and 100% of any cash capital contribution or the Fair Market Value of any other capital contribution received by the Company from its shareholders subsequent to the Issue Date, *plus*

(c) the amount by which the principal amount of any Indebtedness of the Company or a Restricted Subsidiary of the Company is reduced upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary of the Company convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or a Restricted Subsidiary of the Company upon such conversion or exchange); *provided, however,* that the foregoing amount shall not exceed the net cash proceeds received by the Company or any Restricted Subsidiary of the Company from the sale of such Indebtedness (excluding net cash proceeds from sales to a Restricted Subsidiary of the Company), *plus*

(d) the amount equal to the sum of (x) the net reduction in the Restricted Investments made by the Company or any Restricted Subsidiary of the Company in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale or other disposition of such Investment and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case realized by the Company or any Restricted Subsidiary of the Company, and (y) in the event that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, *plus*

(e) 100% of any dividends received by the Company or a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b) The foregoing provisions of Section 4.07(a) shall not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture or the redemption of any Indebtedness that is

contractually subordinated in right of payment to the Notes within 60 days after the notice thereof if at said date of notice such redemption would have complied with the provisions of this Indenture;

(2) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Restricted Payment made in exchange for, or with the net cash proceeds from, the substantially concurrent sale of Equity Interests of the Company (other than any Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company) or a substantially concurrent cash capital contribution received by the Company from its shareholders; *provided* that the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from Section 4.07(a)(3)(b);

(3) the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Notes Guarantee in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Debt;

(4) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement or other acquisition for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by employees, former employees, directors, former directors, officers, former officers, consultants or former consultants of the Company (or any of its Subsidiaries); *provided* that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $1.5 million in any fiscal year and $6.0 million in the aggregate (in each case plus the amount of net cash and proceeds received by the Company and its Restricted Subsidiaries (a) in respect of "key-man" life insurance and (b) from the issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment);

(5) the declaration and payment of cash dividends on the Company's Common Shares in an amount not to exceed $0.12 per Common Share per fiscal quarter (which amount shall be (a) proportionately decreased in the event the Company shall issue additional Common Shares to then current holders of Common Shares in a stock dividend, stock distribution, subdivision or other similar transaction or (b) proportionately increased in the event the outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares); *provided, however,* that (x) at the time of the declaration of any such cash dividend, (1) no Default or Event of Default has occurred and is continuing or would be caused thereby, (2) the Common Shares are publicly traded on the Toronto Stock Exchange or a United States national securities exchange; (y) (1) immediately after giving pro forma effect thereto as if such payment of cash dividends had occurred at the beginning of the applicable period, the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) of this Indenture and (z) after giving effect to any such payment

of cash dividends, the Company's Net Cash would be equal to or greater than (1) $8.0 million or, (2) if Additional Notes have been issued pursuant to this Indenture, an amount sufficient to satisfy all amounts due in respect to the Notes on the next succeeding Interest Payment Date (including, without limitation, any amounts due in respect of principal or premium on such date); provided further, that any adjustment contemplated by clause (a) or (b) of this clause (5) of Section 4.07(b) shall be made in good faith by the Board of Directors of the Company as of the effective date of the applicable transaction and as evidenced by a resolution of the Board of Directors of the Company as set forth in an Officer's Certificate;

(6) payments of dividends on Disqualified Stock issued pursuant to Section 4.09;

(7) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

(8) cash payments in lieu of the issuance of fractional shares in connection with (a) any amalgamation, arrangement, exchange offer, merger, consolidation or similar transaction or (b) the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; *provided, however,* that any such cash payment shall not be for the purpose of evading the limitations of this Section 4.07;

(9) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted by Section 4.09(b)(5);

(10) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Notes Guarantee pursuant to change of control provisions similar to those set forth in Section 4.14; *provided* that all Notes tendered by Holders in connection with a Change of Control Offer have been repurchased, redeemed or acquired for value;

(11) payments or distributions to dissenting shareholders in accordance with applicable law;

(12) the payment of any dividend by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to the holders of Capital Stock on a *pro rata* basis;

(13) payments or distributions of Equity Interests in or Indebtedness or assets of an Unrestricted Subsidiary; or

(14) Restricted Payments in an amount which, when taken together with all Restricted Payments previously made pursuant to this clause (14), does not exceed $2.0 million.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(c) The Company will not permit any Unrestricted Subsidiary of the Company to become a Restricted Subsidiary of the Company except pursuant to Section 4.19(c). For purposes of designating any Restricted Subsidiary of the Company as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to Section 4.07 or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries with respect to its Capital Stock or any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(3) make any loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary of the Company to other Indebtedness Incurred by the Company or any Restricted Subsidiary of the Company shall not be deemed a restriction on the ability to make loans or advances); or

(4) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries (it being understood that such transfers shall not include any type of transfer described in clause (1), (2) or (3) of this Section 4.08(a)).

(b) The foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) any agreements in effect or entered into on the Issue Date, including agreements governing Existing Indebtedness as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; *provided* that such amendments, modifications,

restatements, renewals, increases, supplements, refunding, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Indebtedness as in effect on the Issue Date;

(2) the Credit Agreement as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof and any additional Credit Facilities permitted under this Indenture; *provided* that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or additional facilities are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date;

(3) the Indenture Documents;

(4) applicable law and any applicable rule, regulation or order;

(5) customary non-assignment provisions in leases, licenses or other agreements entered into in the ordinary course of business;

(6) purchase money obligations, Capital Lease Obligations, security agreements or mortgages that impose restrictions of the nature described in clause (4) of Section 4.08(a) on the property so acquired;

(7) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition thereof;

(8) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(9) Liens that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the asset or assets subject to such Lien;

(10) customary provisions limiting the disposition or distribution of assets or property in partnership, joint venture, asset sale agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(11) Permitted Refinancing Debt, *provided* that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(12) restrictions on cash or other deposits or net worth imposed by landlords, suppliers and customers under contracts entered into in the ordinary course of business.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; *provided, however,* that the Company and any Guarantor may Incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0 (or, solely with respect to the Incurrence of Additional Notes pursuant to this Section 4.09(a) and, unless specifically stated, not for any other purposes under this Indenture, at least 2.9 to 1.0 prior to the first anniversary of the Issue Date and 3.0 to 1.0 thereafter (the "Additional Notes Incurrence Test")), determined on a *pro forma* basis (including a *pro forma* application of the net cash proceeds therefrom, including the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The foregoing provisions of Section 4.09(a) will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1) the Incurrence by the Company or any Guarantor (including any Guarantees thereof) of Indebtedness pursuant to Credit Facilities in an aggregate principal amount not to exceed $32.5 million;

(2) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including the related Notes Guarantees but excluding Additional Notes);

(3) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings or purchase money obligations) for the purpose of financing (or refinancing) all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used or useful in a Similar Business that, added to all other Indebtedness Incurred pursuant to this clause (3) and then outstanding, will not exceed $5.0 million;

(4) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was Incurred pursuant to Section 4.09(a) or pursuant to clause (2) or (8) or this clause (4) of this Section 4.09(b);

(5) the Incurrence of intercompany indebtedness of the Company or any Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Guarantor; *provided* that (i) such Indebtedness shall be unsecured and if owing by the Company or any Guarantor, contractually subordinated in all respects (other than with respect to the maturity thereof) to the obligations of the Company under the Notes or such Guarantor under its Notes Guarantee, as the case may be and (ii) if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (1) of the definition thereof that secure Priority Lien Obligations that are permitted under this Indenture or a Permitted Lien of the type described in clause (19) of the definition thereof), such date shall be deemed the incurrence of Indebtedness not permitted under this clause (5) by the issuer of such Indebtedness;

(6) Guarantees by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or any Restricted Subsidiary of the Company otherwise permitted hereunder so long as the Person giving such Guarantee could have Incurred the Indebtedness that is being Guaranteed; *provided* that if the Indebtedness being guaranteed (x) is subordinated to the Notes or a Notes Guarantee, then the Guarantee must be subordinated to the same extent as the Indebtedness being guaranteed or (y) is owed by any Restricted Subsidiary of the Company that is not a Guarantor, such Guarantee shall be subordinated to the prior payment in full of the Notes in the case of the Company or the Notes Guarantees in the case of a Guarantor;

(7) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) currency exchange risk in connection with existing financial obligations, in each case, Incurred in the ordinary course of business and not for purposes of speculation;

(8) the Incurrence of Existing Indebtedness (other than Indebtedness described in clause (1), (2) or (5) of Section 4.09(b);

(9) Indebtedness in respect of insurance or self-insurance and in the form of letters of credit, bank guarantees, performance, bid and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries, in each case, Incurred in the ordinary course of business;

(10) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; *provided, however*, that such Indebtedness is extinguished within 10 days of its Incurrence;

(11) Indebtedness of the Company or any Restricted Subsidiary of the Company consisting of the financing of insurance premiums in the ordinary course of business;

(12) Indebtedness consisting of promissory notes or similar Indebtedness issued by the Company or any Restricted Subsidiary of the Company to current, future or former officers, directors and employees thereof, or to their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or a Restricted Subsidiary of the Company to the extent described in Section 4.07(b)(4); and

(13) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; *provided* that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition.

(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (13) of Section 4.09(b) or Section 4.09(a), the Company shall, in its sole discretion, divide and classify such item of Indebtedness in any manner that complies with this Section 4.09 and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to Section 4.09(a), and may re-classify any such item of Indebtedness from time to time among such clauses or Section 4.09(a), so long as such item meets the applicable criteria for such category. For the avoidance of doubt, Indebtedness may be classified as Incurred in part pursuant to one of the clauses (1) through (13) of Section 4.09(b), and in part under one or more other clauses or under Section 4.09(a). Notwithstanding the foregoing, all Indebtedness outstanding and secured by Liens permitted pursuant to clause (1) of the definition of "Permitted Liens" and all Indebtedness outstanding under the Credit Agreement shall be treated as Incurred pursuant to clause (1) of Section 4.09(b), as applicable, and may not be reclassified, and all Indebtedness that is Parity Lien Debt may only be Incurred pursuant to (and reclassified as Incurred under) the Additional Notes Incurrence Test or clause (1) of Section 4.09(b), as applicable.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Accrual of interest and dividends, accretion of accreted value, issuance of securities paid-in-kind, amortization of original issue discount, changes to amounts outstanding in respect of Hedging Obligations solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder shall not be deemed to be an Incurrence of indebtedness for purposes of this covenant.

The Company will not incur, and will not permit any other Guarantor to incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such other Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Notes Guarantee on substantially identical terms; *provided, however,* that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior Lien or priority basis.

Section 4.10 Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale (except with respect to an Event of Loss) unless:

(1) the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (measured at the time of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

*provided* that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Notes Guarantee thereof) that are assumed by the transferee of any such assets and with respect to which the Company or such Restricted Subsidiary is unconditionally released from further liability; and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 60 days by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion), will be deemed to be cash for purposes of this provision.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale by the Company or a Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to permanently reduce Indebtedness under any Credit Facility (and to correspondingly reduce commitments with respect thereto);

(2) with respect to Asset Sales of assets of a Restricted Subsidiary of the Company that is not a Guarantor, to permanently reduce Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor (and to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to the Company or another Subsidiary of the Company; and/or

(3) to the making of a capital expenditure or to acquire assets that are used or useful in a Similar Business, including the making or purchase of loans, advances or other extensions of credit in the ordinary course of business.

(c) Pending the final application of any such Net Proceeds, the Company or a Restricted Subsidiary of the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested (by election or as a result of the passage of time) as provided in Section 4.10(b) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $7.5 million, the Company will be required to make an offer (an "Asset Sale Offer") to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price for such Asset Sale Offer shall be an amount in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in Article 3.

(e) To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of the Excess Proceeds, the Trustee shall select the Notes to be purchased on a *pro rata* basis based upon principal balance (subject to adjustments so that no Notes in an unauthorized denomination are repurchased in part). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

(f) The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder's failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, exchange, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at the time in an arm's-length transaction with a person who was not an Affiliate; and

(2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction has determined in good faith that the criteria set forth in clause (1) are satisfied and has approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company set forth in an Officer's Certificate; and

(3) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $10.0 million, the Company obtains an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States or Canada or that such Affiliate Transaction is no more restrictive to the Company and its Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a person who was not an Affiliate.

(b) The foregoing provisions of Section 4.11(a) will not apply to the following:

(1) any reasonable and customary employment agreement or compensation plan or arrangement and other benefits (including retirement, health, severance, stock option and other benefit plans) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

(2) transactions exclusively between or among the Company and/or its Restricted Subsidiaries; *provided* that such transactions are not otherwise prohibited by this Indenture;

(3) reasonable and customary compensation of and indemnity arrangements in favor of, directors of the Company and its Subsidiaries;

(4) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Company to any Affiliate, director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Company or any of its Restricted Subsidiaries and the granting and performing of reasonable and customary registration rights with respect to such Equity Interests;

(5) Restricted Payments that are permitted by the provisions of Section 4.07 and Permitted Investments of the type described in clause (8) of the definition thereof;

(6) any agreement as in effect as of the Issue Date that is disclosed in the Final Offering Circular under the caption "Certain Relationships and Related Party Transactions", as such agreements may be amended, modified, supplemented, extended

or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders of the Notes in any material respect, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(7) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with the Company or a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation and any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Notes, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation);

(8) transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or any Restricted Subsidiary of the Company; *provided* that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as the case may be, on any matter involving such other Person;

(9) any merger, amalgamation, arrangement, consolidation or other reorganization of the Company with an Affiliate solely for the purpose and with the sole effect of forming a holding company or reincorporating the Company in a new jurisdiction;

(10) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and one or more Subsidiaries, on the one hand, and any other Person with which the Company and such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis; and

(11) pledges of Equity Interests in or Indebtedness of Unrestricted Subsidiaries of the Company.

Section 4.12 Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Any reference to a "Permitted Lien" is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien in favor of the Collateral Agent in respect of the Collateral.

Section 4.13 Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, partnership, limited liability company or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended, supplemented or otherwise modified from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of the Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

Section 4.14 Offer to Repurchase Upon Change of Control.

(a) Within 30 days following any Change of Control, unless the Company has previously or concurrently mailed a redemption notice with respect to all of the outstanding Notes pursuant to Section 3.03 and Section 3.07, the Company will offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each holder's Notes pursuant to the offer described below at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) (the "Change of Control Payment") by mailing a notice to each holder with a copy to the Trustee (the "Change of Control Offer") stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to the Change of Control Payment;

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days no later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Company, consistent with this Section 4.14 and Article 3, that a Holder must follow in order to have its Notes purchased.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(b) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third-party makes an offer to repurchase all of the outstanding Notes in the manner, at the times and otherwise in conformity with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(c) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control occurring, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(d) On a date that is at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment Date"), the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(e) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; *provided* that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.15 Additional Guarantees.

(a) The Company will cause each future Restricted Subsidiary that is not a Guarantor that guarantees Indebtedness of the Company or any Guarantor under any Credit Facility after the Issue Date to:

(1) as promptly as reasonably practicable, execute and deliver (A) to the Trustee a supplemental indenture, pursuant to which such Restricted Subsidiary will unconditionally guarantee, on a senior secured basis, all of the Company's Obligations under the Indenture Documents on the terms set forth in this Indenture;

(2) execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Documents necessary in order to grant to the Collateral

Agent, for the benefit of the Notes Secured Parties, a perfected security interest in the Equity Interests of such Subsidiary, subject to Permitted Liens and the Collateral Trust Agreement, which are owned by the Company or a Guarantor and are required to be pledged pursuant to the Collateral Documents;

(3) take such actions as are necessary to grant to the Collateral Agent for the benefit of the Notes Secured Parties a perfected security interest in the assets of such Subsidiary, subject to Permitted Liens and the Collateral Trust Agreement, including making appropriate fillings under the applicable PPSA or other applicable law, in each case as may be required by the Collateral Documents;

(4) take such further action and execute and deliver such other documents specified in the Indenture Documents or as otherwise may be reasonably requested by the Trustee or Collateral Agent to give effect to the foregoing; and

(5) deliver to the Trustee and the Collateral Agent an Opinion of Counsel that (i) such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid, binding and enforceable obligations of such Subsidiary and (ii) the Collateral Documents to which such Subsidiary is a party create a valid perfected Lien on the Collateral covered thereby.

Section 4.16 Suspension of Covenants.

(a) If on any date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the "Suspended Covenants"):

(1) Section 4.07;

(2) Section 4.08;

(3) Section 4.09;

(4) Section 4.10, but only to the extent relating to properties or assets of the Company or any Restricted Subsidiary that do not constitute Collateral;

(5) Section 4.11; and

(6) Section 5.01(a)(3);

(b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of Section 4.16(a), and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an

Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

(c) The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement that would otherwise be a breach of any Suspended Covenant will give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided that (x) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 4.07 had been in effect prior to, but not during, the Suspension Period, and all events set forth in Section 4.07(a)(3) (including Consolidated Net Income earned) occurring during a Suspension Period shall be disregarded for purposes of determining the amount of Restricted Payments the Company or any of its Restricted Subsidiaries is permitted to make pursuant to such Section 4.07(a)(3) after the applicable Reversion Date, and (y) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.09(b)(8).

(d) No Subsidiaries of the Company shall be designated as Unrestricted Subsidiaries of the Company during any Suspension Period.

(e) The Company shall deliver promptly to the Trustee an Officer's Certificate notifying it of any such occurrence under this Section 4.16.

Section 4.17 Further Assurances; After Acquired Property.

The Company shall, and shall cause each Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as may be necessary and as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Documents and (ii) make such registrations and file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority of) the Liens created by the Collateral Documents, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Documents.

Section 4.18 Information Regarding Collateral.

The Company shall furnish to the Collateral Agent, with respect to the Company or any Guarantor, prompt written notice of any change in such Person's (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure or (iv) organizational identification number. The Company and the Guarantors shall make all registration and notice filings or such other filings that are required by applicable law in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 4.19 Designation of Resignation and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Restricted Payment or Investment would be permitted at the time of the designation.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07.

(c) The Company and its Restricted Subsidiaries will not permit any Unrestricted Subsidiary to incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; *provided* that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if such Indebtedness (1) is permitted pursuant to Section 4.09 calculated on a *pro forma* basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20 Sale and Leaseback Transactions

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(1) the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.09 and (B) Incur a Lien on such property securing such Attributable Debt pursuant to Section 4.12;

(2) the net proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

(3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the Net Proceeds of such transaction in compliance with, Section 4.10.

(b) Section 4.20(a) will not apply to transactions among the Company and any of the Guarantors, among the Guarantors or solely among Subsidiaries of the Company that are not Guarantors.

Section 4.21 Business Activities

The Company will not and will not permit any of its Restricted Subsidiaries to, engage in any business other than Similar Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.22 Additional Amounts.

(a) Payments made by the Company under or with respect to the Notes or any of the Guarantors with respect to any Notes Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax ("Taxes"), unless the withholding or deduction of such Taxes is then required by law.

(b) If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company or any Guarantor is then organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Company or any Guarantor (including the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each, a "Tax Jurisdiction") is at any time required to be made from any payments made by the Company under or with respect to the Notes or any of the Guarantors with respect to any Notes Guarantee, the Company or the relevant Guarantor, as applicable, will pay to each Holder of Notes that are outstanding on the date of the required payment, such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction (including with respect to any Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; *provided* that no Additional Amounts are payable with respect to a payment to a Holder of the Notes (an "Excluded holder"):

(1) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(2) which is subject to such Taxes by reason of its being connected with a relevant Tax Jurisdiction or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments in respect of such Notes or a Notes Guarantee;

(3) which, following a timely request by the Company, failed to provide any certification, documentation, information or other evidence concerning such Holder's (or its beneficial owner's) nationality, residence, entitlement to treaty benefits, identity or connection with a Tax Jurisdiction, if and to the extent that due and timely compliance is required by applicable law,

applicable regulation, published administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause; or

(4) any combination of clauses (1), (2) or (3).

The Company or the relevant Guarantor will also (x) make such withholding or deduction, and (y) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(c) The Company or the relevant Guarantor will furnish, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, to the Trustee on behalf of the Holders of Notes that are outstanding on the date of the required payment, copies of tax receipts, if any (or other documentation), evidencing the payments of Taxes made by the Company, or a Guarantor, as the case may be, on behalf of the Holders.

(d) The Company and the Guarantors will indemnify and hold harmless each Holder of Notes that are outstanding on the date of the required payment (other than an Excluded holder) and upon written request reimburse each such Holder for the amount of:

(1) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes;

(2) any liability (including penalties, interest and expense) arising therefrom or with respect thereto; and

(3) any Taxes imposed with respect to any reimbursement under clause (1) or (2) of this Section 4.22(d).

(e) In addition to the other obligations set forth in this Section 4.22, the Company and the Guarantors will also pay and indemnify each Holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Indenture Documents or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Notes Guarantee.

(f) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or a Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company or the relevant Guarantor, as applicable, will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date.

(g) Whenever in this Indenture there is mentioned, in any context:

(1) the payment of principal (and premium, if any);

(2) purchase prices in connection with a repurchase of Notes;

(3) interest; or

(4) any other amount payable on or with respect to any of the Notes or any Guarantee,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.22 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(h) The obligations set forth in this Section 4.22 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and apply, *mutatis mutandis*, to any jurisdiction in which any successor Person to the Company or any Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the Notes (or any Notes Guarantee) and any department or political subdivision thereof or therein.

Section 4.23 Currency of Payment.

The principal of, and interest and premium (if any) on, the Notes will be payable in Canadian dollars.

Section 4.24 Registration Rights.

In the event the Company is at any time while any Notes are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall use its reasonable best efforts to cause the registration of the Notes pursuant to the Securities Act such that the Notes will be freely tradable. The Company may, at its option, effect such registration on any available registration statement then available to the Company (including an exchange offer registration statement). The Company will be deemed to have fully satisfied its obligations under this Section 4.24 with respect to any Holder of Notes if such Holder's Notes are freely tradable pursuant to Rule 144 of the Securities Act without reliance on the current public information requirements of Rule 144.

## ARTICLE 5

## SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company may not, in any transaction or series of related transactions, amalgamate, arrange or consolidate with or merge with or into (whether or not the Company survives), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets whether as an entirety or substantially as an entirety, to any Person, unless:

(1) either;

(A) if the transaction or series of transactions is an amalgamation, arrangement or consolidation with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such amalgamation, arrangement, merger or consolidation; or

(B) the Person formed by any amalgamation, arrangement, consolidation or merger with or into the Company or to which all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (the "Successor Company") shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States, any state thereof or the District of Columbia, and such Person shall expressly assume by (i) a supplemental indenture executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture and, in each case, the Indenture, as so supplemented, shall remain in full force and effect and (ii) an amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Company under the Collateral Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity; and

(2) immediately after giving effect to such transaction or series of transactions on a *pro forma* basis (including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(3) immediately after giving *pro forma* effect to such transaction as if such transaction had occurred at the beginning of the applicable period (but without giving effect to the costs and expenses of such transaction), the Company or the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

(b) Notwithstanding anything to the contrary contained in Section 5.01(a), clauses (2) and (3) of Section 5.01(a) shall not apply to any transaction of the Company with a Restricted Subsidiary of the Company or for the purpose of reincorporating the Company in any jurisdiction in Canada or the United States.

In connection with any amalgamation, arrangement, consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by Section 5.01(a), the Company shall deliver, or cause to be delivered, to the Trustee an Officer's Certificate stating that such amalgamation, arrangement, consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel.

The successor entity shall succeed to, and be substituted for, and may exercise every right and power of the predecessor company under the applicable Indenture Documents, and the predecessor company shall be released from all its obligations and covenants under the applicable Indenture Documents.

(c) The Company will not permit any Guarantor, in any transaction or series of related transactions, to amalgamate, arrange or consolidate with or merge into (whether or not such Guarantor survives), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person, unless either:

(1) either:

(A) if the transaction or series of transactions is an amalgamation, arrangement, or consolidation of such Guarantor with or a merger of such Guarantor with or into any other Person, such Guarantor shall be the surviving Person of such amalgamation, arrangement, consolidation or merger; or

(B) the Person formed by any amalgamation, arrangement, consolidation or merger with or into such Guarantor, or to which all or substantially all of the properties and assets of such Guarantor and its Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation, partnership, limited liability company or trust organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by (i) a supplemental indenture executed and delivered to the Trustee, all of the obligations of such Guarantor under its Notes Guarantee and this Indenture and, in each case, the Indenture, as so supplemented, shall remain in full force and effect and (ii) an amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of such Guarantor under the Collateral Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity; or

(C) the transaction is made in compliance with Section 4.10.

(d) Sections 5.01(a), (b) and (c) shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Subsidiary of the Company to the Company or any Guarantor, or the amalgamation, arrangement, consolidation or merger of any Subsidiary of the Company with or into the Company or any Guarantor, or, for the avoidance of doubt, the consolidation or merger of any Subsidiary of the Company that is not a Guarantor with or into any other Subsidiary of the Company that is not a Guarantor.

In connection with any amalgamation, arrangement, consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by Section 5.01(c)(1), such Guarantor shall deliver, or cause to be delivered, to the Trustee an Officer's Certificate stating that such amalgamation, arrangement, consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel.

The successor entity shall succeed to, and be substituted for, and may exercise every right and power of the predecessor company under this Indenture and the Notes Guarantee, and the predecessor company shall be released from all its obligations under this Indenture and the Notes Guarantee.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture, the Collateral Documents and the Notes with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01

## ARTICLE 6

## DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) An "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due of the principal, or premium, if any, of any Note when due at maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under Section 4.10, Section 4.14 or Section 5.01;

(4) failure to perform any other covenant or agreement of the Company or any of its Restricted Subsidiaries under the Indenture Documents for 30 days (or, in the case of Section 4.03, 90 days) after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal at final stated maturity (after giving effect to all applicable grace periods provided in such Indebtedness) (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its final stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $12.5 million (or its foreign currency equivalent);

(6) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $12.5 million (or its foreign currency equivalent), which judgments are not paid, discharged or stayed for a period of 60 days following such judgment becoming final, and in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) (i) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Documents) or (ii) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Document; provided that, in the case of clauses (i) and (ii), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest;

(8) except as permitted by this Indenture, any Notes Guarantee of a Significant Subsidiary of the Company or any group of Guarantors that, when taken together (determined as of the most recent consolidated financial statements of the Company for a fiscal quarter end provided as required pursuant to Section 4.03), would constitute a Significant Subsidiary of the Company shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that, when taken together, would constitute a Significant Subsidiary of the Company, or any Person acting on behalf of any such Guarantor or Guarantors, shall deny or disaffirm its obligations under its Notes Guarantee; and

(9) the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial

statements of the Company for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) in a proceeding in which the Company or any such Restricted Subsidiary that is a Significant Subsidiary or any such group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary); or

(iii) orders the liquidation of the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) In the event of any Event of Default specified in clause (5) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded,

automatically and without any action by the Trustee or the Holders of Notes, if within 20 days after such Event of Default arose the Company delivers an Officer's Certificate to the Trustee stating that:

(1) the Indebtedness or Guarantee that is the basis for such Event of Default has been rescinded, cured or discharged, or holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default;

(2) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c) If a Default is deemed to occur solely because a Default (the "Initial Default") already existed, and such Initial Default is subsequently cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and will be deemed annulled, waived and rescinded without any further action required.

Section 6.02 Acceleration.

If any Event of Default (other than an Event of Default specified in clause (9) or (10) of Section 6.01(a)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (9) or (10) of Section 6.01(a), all outstanding Notes shall be due and payable immediately without further action or notice.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue, or may direct the Collateral Agent to pursue, subject to the Collateral Trust Agreement, any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to the terms of the Collateral Documents, Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such Holder's pursuit of such remedy;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being

understood that the Trustee has no affirmative duty to ascertain whether or not any such use by any Holder is prejudicial to another Holder).

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Collateral Agent or to

the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Agent or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee and the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee and the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee and the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

Subject to the terms of the Collateral Documents, with respect to any proceeds of Collateral, any money or property collected by the Trustee or the Collateral Agent pursuant to this Article 6 and any money or other property distributable in respect of any Grantor's Obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to pay Obligations in respect of any reasonable expenses, reimbursements or indemnities then due to the Trustee or the Collateral Agent;

SECOND: to pay interest then due and payable in respect of the Notes;

THIRD: to pay or prepay principal payments in respect of the Notes; and

FOURTH: to pay all other Obligations with respect to the Notes, the Notes Guarantees and this Indenture;

*provided*, however, that if sufficient funds are not available to fund all payments required to be made in any of clauses FIRST through FOURTH above, the available funds being applied to the Obligations specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the relevant party's interest in the aggregate outstanding Obligations described in such clause.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

## ARTICLE 7

## TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any loss, liability, cost or expense in relation to such exercise.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely, as to the truth of statements and the correctness of the opinions expressed therein, upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or

any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. Delivery of reports to the Trustee pursuant to Section 4.03 shall not constitute actual knowledge of, or notice to, the Trustee of the information contained therein.

(g) In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j) The Trustee may request that the Company and any Subsidiary Guarantor deliver an Officer's Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer's Certificate may be signed by any persons specified as so authorized in any certificate previously delivered and not superseded.

(k) The Trustee shall receive and retain the financial reports and statements of the Company as provided herein, but shall have no duties whatsoever with respect to the contents thereof, including no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.

Section 7.04 Trustee's Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Collateral Documents or the Final Offering Circular, and it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, in the Offering Circular or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedures of CDS to Holders of Notes a notice of the Default within 90 days after it occurs, unless such default shall have been cured or waived. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as the Board of Directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services provided hereunder as Trustee and Paying Agent, and as Collateral Agent hereunder and under the Collateral Documents, as the parties shall agree in writing from time to time. The Trustee's and the Collateral Agent's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's and the Collateral Agent's agents and counsel. Any amount due under this Section 7.06 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at a rate per annum equal to the then current rate charged by the Trustee from time to time, payable on demand. After default, all amounts so payable and the interest thereon payable out of any funds coming into the possession of the Trustee or its

successors in the trusts hereunder in priority to any payment of the principal of, or interest or Premium, if any, on, the Notes.

The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent for, and hold the Trustee and the Collateral Agent, their officers, directors, employees, representatives and agents, harmless against, any and all loss, damage, claim, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Collateral Documents (including the costs and expenses of enforcing this Indenture against the Company or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Company or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee or the Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee and the Collateral Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Collateral Agent through the Trustee's or the Collateral Agent's own willful misconduct or gross negligence.

The obligations of the Company and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent, as applicable.

To secure the payment obligations of the Company and the Guarantors in this Section 7.06, the Trustee and the Collateral Agent shall have a Lien prior to the Notes and rights of the Holders on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(9) or (10) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.09;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; *provided* all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company's obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder (acting singly or together with a – co-Trustee) that (a) is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that satisfies the requirements of TIA § 310(a)(1), (2) and (5), that is subject to supervision or examination by federal or state authorities and (b) is authorized to carry on the business of a trust company in all provinces of Canada.

Section 7.10 Collateral Documents.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including the Collateral Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall be subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee that has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.12 Calculations in Respect of the Notes.

The Company shall be responsible for making calculations called for under the Notes, including, but not limited to, determination of premiums, Additional Notes, original issue discount, conversion rates and adjustments, if any. The Company shall make the calculations in good faith and, absent manifest error, its calculations shall be final and binding on the Holders of the Notes. The Company shall provide a schedule of its calculations to the Trustee when applicable, and the Trustee shall be entitled to rely conclusively on the accuracy of the Company's calculations without independent verification.

Section 7.13 Brokerage Confirmations.

The Company acknowledges that regulations of the Comptroller of the Currency grant the Company the right to receive brokerage confirmations of the Note transactions as they occur. To the extent contemplated by law, the Company specifically waives any such notification relating to the Notes transactions contemplated herein; *provided, however,* that the Trustee shall send to the Company periodic cash transaction statements that describe all investment transactions.

Section 7.14 Third Party Interests.

Each party to this Indenture hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

Section 7.15 Trustee Not Bound to Act.

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days' written notice to the other parties to this Indenture, provided (i) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 10-day period, then such resignation shall not be effective.

Section 7.16 Privacy Laws.

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, no party to this Indenture shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

Section 7.17 SEC Reporting.

The Company confirms that it has either (i) a class of securities registered pursuant to Section 12 of the Exchange Act; or (ii) a reporting obligation pursuant to Section 15(d) of the Exchange Act, and has provided the Trustee with an Officers' Certificate (in a form provided by the Trustee) certifying such reporting obligation and other information as requested by the Trustee. The Company covenants that in the event that any such registration or reporting obligation shall be terminated by the Company in accordance with the Exchange Act, the Company shall promptly notify the Trustee of such termination and such other information as the Trustee may require at the time. The Company acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

Section 7.18 Trustee Not Liable in Respect of Depository

The Trustee shall not have any liability whatsoever for:

(1) any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by and registered in the name of a Depository or any Book-Entry-Only ("BEO") participant;

(2) maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or

(3) any advice or representation made or given by or with respect to a Depository and made or given herein with respect to rules of such Depository or any action to be taken by a Depository or at the direction of a BEO participant.

Section 7.19 Interests in Global Note

Notes issued to a Depository in the form of a Global Note shall be subject to the following:

(1) the Trustee may deal with the Depository as the authorized representative of the beneficial owners of such Notes;

(2) the rights of the beneficial owners of such Notes shall be exercised only through such Depository;

(3) such Depository will make book-entry transfers among the BEO participants and will receive and transmit distributions of principal and interest on the Notes to the BEO participants; and

(4) the BEO participants shall have no rights under this Indenture or under or with respect to any of the Notes held on their behalf by such Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Notes represented by such Global Notes for all purposes whatsoever.

Section 7.20 Joint Trustees

The rights, powers, duties and obligations conferred and imposed upon each Trustee are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Canadian Trustee either jointly or severally, except to the extent otherwise provided herein and except to the extent that either Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a Trustee which is not so incompetent or unqualified to the extent it can do so under applicable law, and except that neither Trustee shall be liable or responsible for the acts or omissions of the other Trustee. If the Trustees are unable to agree jointly to act or refrain from acting with respect to any right, power, duty or obligation conferred jointly upon the Trustees hereunder, the U.S. Trustee shall be entitled to act without the Canadian Trustee, and any action by the U.S. Trustee, or decision of the U.S. Trustee to act or refrain from acting, shall be binding upon the Canadian Trustee and each other Person as if the Canadian Trustee so acted or refrained from acting but, in such case, the Canadian Trustee shall have no liability for any acts or omissions by the U.S. Trustee. The performance or discharge by the Canadian Trustee of any rights, powers, duties or responsibilities under this Indenture shall be made in compliance with the laws of Ontario and the federal laws of Canada applicable therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance and Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Notes Guarantee on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Collateral Documents, including the obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b) the Company's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

(d) this Section 8.02.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18,

4.19, 4.22 and 4.23, Section 5.01(a)(3) and Section 5.01(c) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's, exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7), 6.01(8), 6.01(a)(9) (solely with respect to Significant Subsidiaries (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary)), and 6.01(a)(10) (solely with respect to Significant Subsidiaries (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Company for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary)), shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in Canadian dollars, non-callable Canadian Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens with respect thereto);

(5) such deposit, defeasance and discharge or deposit and defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company must have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the deposit, defeasance and discharge or the deposit and defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Canadian Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of the Company's Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Canadian Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any Canadian dollars or Canadian Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding the first paragraph of Section 9.02, the Company, any Guarantor (with respect to a Notes Guarantee or this Indenture) and the Trustee and, if applicable, the Collateral Agent, may amend or supplement any Indenture Document to:

(1) cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

(2) provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) comply with Article 5;

(4) provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of an amalgamation, arrangement, merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets; provided that the Company delivers to the Trustee:

(A) an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred, and

(B) an Opinion of Counsel in Canada to the effect that Holders of the Notes will not recognize income, gain or loss for Canadian tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred;

(5) add Guarantees with respect to the Notes or to secure the Notes;

(6) add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company or any Guarantor;

(7) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture Documents of any such Holder;

(8) if it becomes necessary to qualify the Indenture under the Trust Indenture Act or similar applicable laws of Canada or any province thereof, to comply with the TIA or such similar applicable laws of Canada or any province thereof;

(9) (i) enter into additional or supplemental Collateral Documents or (ii) release Collateral or Guarantors in accordance with the terms of this Indenture and the Collateral Documents;

(10) evidence and provide for the acceptance and appointment of a successor trustee pursuant to the requirements of this Indenture;

(11) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the

issuance and administration of the Notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12) conform the text of the Indenture Documents to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture Documents; or

(13) provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture.

Upon the request of the Company accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee and/or the Collateral Agent shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture or security documents, intercreditor agreement or amendments thereto, in each case, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or security documents, intercreditor agreement or any amendment thereto that affects their own rights, duties or immunities under this Indenture or otherwise. The delivery of an Opinion of Counsel and an Officer's Certificate may be required, upon request by the Trustee, in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee and the Collateral Agent may amend or supplement any Indenture Document with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be "outstanding" for the purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of

Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee and/or the Collateral Agent shall join with the Company in the execution of such amended or supplemental indenture or security documents or intercreditor agreement unless such amended or supplemental indenture directly affects their own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or security documents or intercreditor agreement.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice to all Holders (or any defect in such notice), however, shall not in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of, premium, if any, or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than with respect to Section 4.10 or Section 4.14 prior to the time at which an obligation to make such an offer has arisen or provisions relating to notice);

(3) reduce the rate of or extend the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in any currency other than Canadian dollars;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes;

(7) release any Guarantor from any of its obligations under its Notes Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(8) make any change in the foregoing or succeeding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Indenture Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 ⅔% in aggregate principal amount of the Notes then outstanding.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee and Collateral Agent to Sign Amendments, Etc.

The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9, except that the Trustee or the Collateral Agent, as applicable, need not sign any amendment, supplement or waiver that the Trustee or Collateral Agent, as applicable, determines in its reasonable discretion that such amendment, supplement or waiver adversely affects the rights, duties, liabilities or immunities of the Trustee or Collateral Agent, as applicable. The Company may not sign an amendment, supplement or waiver until the Board of Directors of the Company approves it. In executing any amendment, supplement or waiver to any Notes Document, the Trustee and Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.02, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this

Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Section 9.06 Payment for Consents.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes or any other Indenture Document unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 9.07 Compliance with the Trust Indenture Act.

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA.

# ARTICLE 10

# GUARANTEES

Section 10.01 Guarantee.

Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the obligations of the Company hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or

any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Subsidiary Guarantor shall be a general senior obligation of such Subsidiary Guarantor and shall be *pari passu* in right of payment with all existing and future senior Indebtedness of such Subsidiary Guarantor, if any.

Each payment to be made by a Subsidiary Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or similar foreign law for the relief of debtors to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Subsidiary Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03 Execution and Delivery.

To evidence its Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by one of its Officers.

Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

The Guarantee of each Subsidiary Guarantor shall remain in full force and effect and continue to be effective notwithstanding the execution and delivery of any future Guarantee by any Restricted Subsidiary.

Section 10.04 Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Guarantees.

A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor's Guarantee, upon:

(1) (A) any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of amalgamation, arrangement, exchange offer, merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.10 of this Indenture;

(B) any sale, issuance or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, issuance or other disposition complies with Section 4.10 of this Indenture and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale, issuance or other disposition;

(C) the designation by the Company of such Guarantor or any Restricted Subsidiary of the Company of which such Guarantor is a Subsidiary to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(D) the requirement that such Guarantor become a Guarantor under the provisions of Section 4.15 of this Indenture at such time as such Guarantor shall cease to Guarantee any Indebtedness of the Company or any other Guarantor under any Credit Facility; or

(E) the Company exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of this Indenture or the Company's obligations under this Indenture being discharged in accordance with Article 12 of this Indenture; and

(2) such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the transaction permitting the release of such Guarantee have been complied with.

# ARTICLE 11

# COLLATERAL

Section 11.01 Grant of Security Interests; Collateral Trust Agreement.

(a) The Company and the Guarantors:

(1) shall grant a security interest in the Collateral as set forth in the Collateral Documents to the Collateral Agent for the benefit of the Holders, the Trustee and the Collateral Agent to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether at Stated Maturity thereof, on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent and the Trustee under this Indenture, the Collateral Documents, the Note Guarantees and the Notes, subject to the terms of the Collateral Trust Agreement and any other Permitted Liens;

(2) hereby covenant (A) to perform and observe their obligations under the Collateral Documents and (B) take any and all commercially reasonable actions (including without limitation the covenants set forth in the Collateral Documents and in this Article 11) required to cause the Collateral Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Documents and the Note Guarantees, valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens (other than Permitted Liens), in each case, except as expressly permitted herein or therein (including, without limitation, in the Collateral Trust Agreement); and

(3) shall do or cause to be done, at their sole cost and expense, all such actions and things as may be necessary, or as may be required by the provisions of the Collateral Documents, to confirm to the Collateral Agent the security interests in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the Collateral available for the security and benefit of this Indenture and of

the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed.

(b) Each Holder, by its acceptance of a Note:

(1) appoints the Collateral Agent to act as its agent (and by its signature below, the Collateral Agent accepts such appointment); and

(2) consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c) Subject to the terms of this Indenture and the Collateral Documents, the Trustee will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following a Default or Event of Default.

Section 11.02 Recording and Opinions.

(a) The Company shall, and shall cause each of the Guarantors to, at their sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Collateral Documents), maintain (with the priority required under the Collateral Documents), preserve and protect the security interests in the Collateral granted by the Collateral Documents, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral pursuant to the terms of the Collateral Documents, and (ii) the delivery of the certificates, if any, evidencing the certificated securities pledged under the Collateral Documents, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto. Neither the Company nor any Guarantor will be permitted to take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Agent, the Trustee or the Holders except as expressly set forth herein or the Collateral Documents.

(b) If property of a type constituting Collateral is acquired by the Company or any Guarantor that is not automatically subject to a Lien or perfected security interest under the Collateral Documents or there is a new Guarantor, then the Company or such Guarantor will, as soon as reasonably practicable after such property's acquisition or such Subsidiary becoming a

Guarantor and in any event within 10 Business Days, grant Liens on such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Collateral Agent and deliver certain certificates (including in the case of real property title insurance) and any filings or other documentation in respect thereof as required by this Indenture or the Collateral Documents and take all necessary steps to perfect the security interest represented by such Liens.

(c) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of December 31 of each year, commencing December 31, 2012, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Documents have been taken, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Documents.

Section 11.03 Release of Collateral.

(a) Subject to the terms of the Collateral Trust Agreement, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Obligations under this Indenture under any one or more of the following circumstances:

(1) upon satisfaction and discharge of the Indenture pursuant to Article 12;

(2) upon a Legal Defeasance or Covenant Defeasance of the Notes pursuant to Article 8;

(3) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or

(4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance Article 9.

(b) [Intentionally Omitted]

(c) Subject to the terms of the Collateral Trust Agreement, upon receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Company or any Guarantor, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents; *provided* that the Company or such Guarantor, as the case may be, execute and deliver an Officer's Certificate to the Trustee and Collateral Agent certifying that the release of such Collateral is permitted under the terms of the Indenture and that all conditions precedent to such release have been satisfied.

(d) The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if

and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents.

Section 11.04 Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or any Guarantor to any Person other than the Company or a Guarantor, and the Company or any Guarantor requests in writing that the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release, including the delivery to the Collateral Agent of an Officer's Certificate and Opinion of Counsel that all conditions thereto have been satisfied. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.

Section 11.05 Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents.

Subject to the provisions of the applicable Collateral Documents, the Trustee and each Holder, by acceptance of any Notes agrees that (a) the Collateral Agent shall execute and deliver, as applicable, the Collateral Documents, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Collateral Documents and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, shall take such actions; *provided* that all actions so taken shall, at all times, be in conformity with the requirements of the Collateral Trust Agreement.

Section 11.06 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Collateral Trust Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of this Indenture.

Section 11.07 Replacement of Collateral Agent.

A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall be effected pursuant to the terms of the Collateral Trust Agreement and this Section 11.07.

Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Company, the Guarantors, the Trustee and the Holders. Upon receipt of such notice, the Company shall appoint a successor Collateral Agent. Upon acceptance by a successor Collateral Agent of an appointment to serve as Collateral Agent hereunder and under the Collateral Trust Agreement and the other Indenture Documents, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, duties and obligations of the retiring Collateral Agent without further act. Any successor to the Collateral Agent by merger or acquisition of stock or acquisition of the corporate trust business shall continue to be Collateral Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

Section 11.08 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

(a) The Holders of Notes, the Trustee and the Collateral Agent agree that, notwithstanding:

(1) anything to the contrary contained in the Collateral Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

(i) all Liens at any time granted to secure any of the Parity Lien Debt will secure, equally and ratably, all present and future Parity Lien Obligations; and (ii) all proceeds from enforcement of all Liens at any time granted to secure any of the Parity Lien Debt and other Parity Lien Obligations will be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations; *provided*, that in the absence of an Event of Default, the Company shall be entitled to utilize cash proceeds of Collateral in the ordinary course of its business or as may be required by its financing agreements.

(b) Section 11.08(a) is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Debt Representative and the Collateral Agent as holder of Parity Liens. The Parity Debt Representative of each future Series of Parity Lien Debt will be required to deliver a Parity Debt Sharing Confirmation to the Collateral Agent and the Trustee at the time of incurrence of such Series of Parity Lien Debt.

Section 11.09 Ranking of Note Liens.

(a) The Holders of Notes, the Trustee and the Collateral Agent agree that, notwithstanding:

(1) anything to the contrary contained in the Collateral Documents;

(2) the time of incurrence of any Series of Secured Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Liens at any time granted to secure any of the Parity Lien Obligations will be subject and subordinate to all Priority Liens securing Priority Lien Obligations.

(b) Section 11.09(a) is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Debt Representative and the Collateral Agent as holder of Priority Liens. No other Person will be entitled to rely on, have the benefit of or enforce this provision. The Parity

Debt Representative of each future Series of Parity Lien Debt will be required to deliver a Parity Debt Sharing Confirmation to the Collateral Agent and each Priority Debt Representative at the time of incurrence of such Series of Parity Lien Debt.

(c) Section 11.09(a) is intended solely to set forth the relative ranking, as Liens, of the Parity Liens securing Parity Lien Debt as against the Priority Liens. Neither the Notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 11.10 Relative Rights.

(a) The Holders of Notes, the Trustee and the Collateral Agent agree that nothing in the Note Documents will:

(1) impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any other Obligor under the Note Documents;

(2) affect the relative rights of Holders of Notes as against any other creditors of the Company or any other Obligor under the Note Documents (other than holders of Priority Liens or other Parity Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Collateral Trust Agreement;

(4) restrict or prevent any Holder of Notes or other Parity Lien Obligations, the Trustee, the Collateral Agent or other Person on their behalf from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Trust Agreement; and

(5) restrict or prevent any Holder of Notes or other Parity Lien Obligations, the Trustee, the Collateral Agent or any other Person on their behalf from taking any lawful action in a bankruptcy, insolvency, liquidation or similar proceeding not specifically restricted or prohibited by the Collateral Trust Agreement.

Section 11.11 Further Assurances.

(a) Neither the Company nor any Guarantor will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required to by this Indenture or the Collateral Documents.

(b) The Company shall, and shall cause any Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments and take all further action as the Collateral Agent or the Trustee may reasonably request to more fully or accurately

describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Documents; and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect the Liens created by the Collateral Documents.

## ARTICLE 12

## SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration of transfer or exchange of Notes, as expressly provided for herein) as to all outstanding Notes if:

(1) the Company will have paid or caused to be paid the principal of, premium, if any, and interest as and when the same will have become due and payable; all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation; or all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or (ii) (A) shall become due and payable at their Stated Maturity within one (1) year or (B) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust of cash in Canadian dollars, non-callable Canadian Government Securities, or a combination thereof in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the Notes to the date of Stated Maturity or such redemption, as the case may be;

(2) the Company has paid all other sums payable by it under the Indenture Documents; and

(3) the Company has delivered an Officer's Certificate and an Opinion of Counsel stating that all conditions have been met.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 12.01(a)(3), the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose

payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

## ARTICLE 13

## MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Company, any Subsidiary Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and published, delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company and/or any Guarantor:

The Cash Store Financial Services Inc.
17631 – 103 Avenue
Edmonton, Alberta, Canada T5S 1N8
Attention: Nancy Bland, Chief Financial Officer

with copies to:

Cassels Brock & Blackwell LLP
40 King Street West, Suite 2100
Toronto, Ontario, Canada M5H 3C2
Attention: Paul Stein

Paul, Weiss, Rifkind, Wharton & Garrison LLP
77 King Street West, Suite 3100
Toronto, Ontario, Canada M5K 1J3
Attention: Adam M. Givertz

If to the Trustee or the Collateral Agent:

Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario M5J 2Y1
Attention: Manager, Corporate Trust
Fax: 416-981-9777

Computershare Trust Company, N.A.
Attn: John Wahl or Rose Stroud
350 Indiana Street, Suite 750
Golden, CO 80401
Facsimile: 303-262-0608

With a copy to:

William A Harris
Computershare
480 Washington Boulevard, Jersey City NJ 07310
Facsimile: 201-680-4610

The Company, any Subsidiary Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, the Company shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any of the Guarantors to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or, if such action relates to a Collateral Document, the Collateral Agent:

(a) An Officer's Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 13.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that an Officer's Certificate shall not be required in connection with the issuance of Notes or the entering into any of the Notes Documents on the Issue Date; and

(b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 13.03), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and also shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer's Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Subsidiary Guarantor or any of their parent companies or entities shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Notes Guarantees, the Collateral Documents or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.06 Governing Law.

THIS INDENTURE, THE NOTES, AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07 Waiver of Jury Trial.

THE ISSUER, EACH OF THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.08 Consent to Service and Jurisdiction; Appointment of Agent; Etc.

(a) The Company, each Guarantor, the Collateral Agent and the Trustee agree that any legal suit, action or proceeding arising out of or relating to any Indenture Document or Collateral Document, and each of the Company and the Guarantors agrees that any legal suit, action or proceeding arising out of or relating to the Notes or the Notes Guarantees, may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

(b) Each of the Company, the Trustee, the Collateral Agent and the Guarantors further submits to the jurisdiction of the courts of its own corporate domicile in any legal suit, action or proceeding arising out of or relating to the Indenture Documents, the Collateral Documents, the Notes or the Notes Guarantee.

(c) (1) Each of the Company and the Guarantors hereby designates and appoints CT Corporation System ("CT Corporation"), 111 Eighth Avenue, New York, 10011, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to the Indenture Documents, the Collateral Documents, the Notes or the

Notes Guarantees which may be instituted in any State or U.S. federal court in The City of New York and County of New York, and further:

(2) agrees that service of process upon such agent, and written notice of said service to the Company or a Guarantor by the Person serving the same, shall be deemed in every respect effective service of process upon the Company (if such notice is given to the Company) or upon such Guarantor (if such notice is given to a Guarantor) in any such suit, action or proceeding, and irrevocably consents, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the above-mentioned authorized agent or successor authorized agent, as the case may be, such service to become effective 30 days after such mailing,

(3) agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner,

(4) designates its domicile, the domicile of CT Corporation specified above and any domicile CT Corporation may have in the future as its domicile to receive any notice hereunder (including service of process),

(5) agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for so long as the Notes remain outstanding, or until the designation and irrevocable appointment of a successor authorized agent and such successor's acceptance of such appointment, but in no event shall the appointment continue beyond the date on which all amounts in respect of the interest and principal and premium, if any, on the Notes and any other amounts payable hereunder have become due and have been paid in full to the Trustee, and

(6) agrees that nothing herein shall affect the right of the Trustee, the Collateral Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any of the Company or the Guarantors in any jurisdiction.

Section 13.09 Foreign Currency Equivalents

For purposes of determining compliance with any Canadian dollar-denominated restriction or amount, the Canadian dollar equivalent principal amount of any amount denominated in a foreign currency will be the Canadian Dollar Equivalent calculated on the date the Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt or other transaction was entered into; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Canadian dollars, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the

principal amount of such Indebtedness being refinanced. Notwithstanding any other provision in this Indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 13.10 Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, governmental action or judicial order, earthquakes , or other similar causes, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 13.10.

Section 13.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or the Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section 13.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.15 Table of Contents, Headings.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16 Collateral Trust Agreement Governs.

Reference is made to the Collateral Trust Agreement. Each Holder, by its acceptance of a Note, (a) consents to the payment priority provided for in the Collateral Trust Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Collateral Trust Agreement and (c) authorizes and instructs the Collateral Agent to enter into the Collateral Trust Agreement as Collateral Agent and on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Collateral Trust Agreement.

Section 13.17 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.18 Communication by Holders of Notes with Other Holders of Notes.

Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

[Remainder of page left intentionally blank. Signature page follows.]

**THE CASH STORE FINANCIAL SERVICES INC.**

By: (signed) "*Gordon Reykdal*"
Name: Gordon Reykdal
Title: Chairman and Chief Executive Officer

**5515433 MANITOBA INC.**

By: (signed) "*Gordon Reykdal*"
Authorized Signatory

**7252331 CANADA INC.**

By: (signed) "*Gordon Reykdal*"
Authorized Signatory

**CSF INSURANCE SERVICES LIMITED**

By: (signed) "*Gordon Reykdal*"
Authorized Signatory

**IN THE PRESENCE OF**

(signed) "*Nancy Bland*"
Name of Witness

17631 – 103 Ave.

Edmonton, Alberta T5S 1N8
Address

**INSTALOANS INC.**

By: (signed) "*Gordon Reykdal*"
Authorized Signatory

**TCS CASH STORE INC.**

By: (signed) "*Gordon Reykdal*"
Authorized Signatory

**THE CASH STORE FINANCIAL LIMITED**

By: (signed) "*Gordon Reykdal*"
Authorized Signatory

**IN THE PRESENCE OF**

(signed) "*Nancy Bland*"
Name of Witness

17631 – 103 Ave.

Edmonton, Alberta T5S 1N8
Address

**THE CASH STORE INC.**

By: (signed) "*Gordon Reykdal*"
Authorized Signatory

**THE CASH STORE LIMITED**

By: (signed) "*Gordon Reykdal*"
Authorized Signatory

**IN THE PRESENCE OF**

(signed) "*Nancy Bland*"
Name of Witness

17631 – 103 Ave.

Edmonton, Alberta T5S 1N8
Address

**COMPUTERSHARE TRUST COMPANY OF CANADA**,
as Canadian Trustee

By: (signed) "*Kemi Atawo*"
Name: Kemi Atawo
Title: Corporate Trust Officer

By: (signed) "*Charles Cuschieri*"
Name: Charles Cuschieri
Title: Associate Trust Officer

**COMPUTERSHARE TRUST COMPANY, N.A.**,
as U.S. Trustee

By: (signed) "*John M. Wahl*"
Name: John M. Wahl
Title: Corporate Trust Officer

**COMPUTERSHARE TRUST COMPANY OF CANADA**,
as Collateral Agent

By: (signed) "*Kemi Atawo*"
Name: Kemi Atawo
Title: Corporate Trust Officer

By: (signed) "*Danny Snider*"
Name: Danny Snider
Title: Corporate Trust Officer

SCHEDULE I

List of Guarantors

| Subsidiary | Jurisdiction of Incorporation |
|---|---|
| 7252331 Canada Inc. | Canada |
| 5515433 Manitoba Inc. | Manitoba |
| The Cash Store Inc. | Alberta |
| Instaloans Inc. | Alberta |
| TCS – Cash Store Inc. | Alberta |
| The Cash Store Financial Limited | United Kingdom |
| The Cash Store Limited | United Kingdom |
| CSF Insurance Services Limited | United Kingdom |

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ][1]

[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$[______________]
11 ½% Senior Secured Notes due 2017

No. ___ [$______________]

The Cash Store Financial Services Inc.

promises to pay to [CDS & CO.] or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ Canadian Dollars] on January 31, 2017.

Interest Payment Dates: January 31 and July 31

Record Dates: January 15 and July 15

1 Rule 144A Note CUSIP: 14756FAB9
Rule 144A Note ISIN: CA 14756FAB90
Regulation S Note CUSIP: C21768AA1
Regulation S Note ISIN: CA C21768AA11

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

THE CASH STORE FINANCIAL SERVICES INC.

By:____________________________________
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:____________________________________
Authorized Signatory

[Back of Note]

11 ½% Senior Secured Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. The Cash Store Financial Services Inc., an Ontario corporation, promises to pay interest on the principal amount of this Note at 11 ½% per annum from January 31, 2012 (or the most recent Interest Payment Date) until maturity. The Company will pay interest semi-annually in arrears on January 31 and July 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be July 31, 2012. The Company will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes plus 2.0% per annum; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the interest rate on the Notes plus 2.0% per annum, to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in the currency of Canada as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior written notice to the Holders. The Company or any of the Company's Subsidiaries may act in as paying agent or registrar.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of January 31, 2012 (the "Indenture"), among the Company., the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 11 ½% Senior Secured Notes due 2017. The Company may issue Additional Notes pursuant to Sections 2.01 and 2.15 of the Indenture, so long as the incurrence thereof is permitted by Sections 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for

a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as set forth below under clauses 5(b), 5(d) and 5(e) hereof, the Notes will not be redeemable at the Company's option before July 31, 2014.

(b) At any time prior to July 31, 2014, the Company may redeem all or a part of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption (any applicable date of redemption hereunder, the "Redemption Date"), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) On and after July 31, 2014, the Company may redeem the Notes, in whole or in part, upon notice as described under Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the periods indicated below:

| For the period below | Percentage |
|---|---|
| On or after July 31, 2014 | 103.084% |
| On or after January 31, 2015 | 102.091% |
| On or after July 31, 2015 | 101.127% |
| On or after January 31, 2016 | 100.194% |
| On or after July 31, 2016 | 100.000% |

(d) Prior to July 31, 2014, the Company shall be entitled at its option on one or more occasions to redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) originally issued under the Indenture at a redemption price of 111.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if (i) such redemption is made with the proceeds of one or more Equity Offerings; (ii) at least 65% of the aggregate principal amount of the Notes (including Additional Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and (iii) the redemption occurs within 90 days of such Equity Offering.

(e) The Company may at any time redeem all of the outstanding Notes, in whole but not in part, at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, and all

Additional Amounts (if any) then due and which will become due on the Redemption Date as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, the Company has become or would become obligated to pay any Additional Amounts in respect of the Notes, and the Company cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of (i) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced and is effective on or after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date).

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

6. MANDATORY REDEMPTION. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be delivered or mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the "Change of Control Payment"). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) When the aggregate amount of Excess Proceeds exceeds $7.5 million, the Company will be required to make an Asset Sale Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price for such Asset Sale Offer shall be an amount in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in Article 3. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of the

Excess Proceeds, the Trustee shall select the Notes to be purchased on a *pro rata* basis based upon principal balance (subject to adjustments so that no Notes in an unauthorized denomination are repurchased in part). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Notes Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if and so long as it determines that withholding notice is in their interest. Except as provided in the Indenture, the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture and rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived. The Company and each Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such event.

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY NOTES GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

15. SECURITY. The Notes and the Notes Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

16. COUNTERPARTS. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

The Cash Store Financial Services Inc.
17631 – 103 Avenue
Edmonton, Alberta, Canada T5S 1N8
Attention: Nancy Bland, Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or (we) assign and transfer this Note to: ________________________________________

(Insert assignee's legal name)

________________________________________________________________

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________________

Your Signature: ____________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* ____________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[ ] Section 4.10 [ ] Section 4.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: ______________________

Your Signature:______________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* ______________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

| Date of Exchange | Amount of decrease in Principal Amount | Amount of increase in Principal Amount of this Global Note | Principal Amount of this Global Note following such decrease or increase | Signature of authorized officer of Trustee or Note Custodian |
|---|---|---|---|---|

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER
c/o The Cash Store Financial Services Inc.
17631 – 103 Avenue
Edmonton, Alberta, Canada T5S 1N8
Attention: Chief Financial Officer

c/o Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario M5J 2Y1
Attention: Manager, Corporate Trust
Fax: 416-981-9777

c/o Computershare Trust Company, N.A.
Attn: John Wahl or Rose Stroud
350 Indiana Street, Suite 750
Golden, CO 80401
Facsimile: 303-262-0608

Re: 11 ½% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of January 31, 2012 (the "Indenture"), among The Cash Store Financial Services Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ______________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with applicable securities laws and regulations in Canada and Rule 903 or Rule 904, as applicable, under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the dealer registration and prospectus requirements under any applicable securities laws in Canada and not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture (including the Canadian resales restriction for so long as applicable) and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with applicable securities laws and regulations in Canada and the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and applicable securities laws and regulations in Canada;

or

(b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with applicable securities laws and regulations in Canada and the transfer restrictions contained in the Indenture (including the Canadian resales restriction for so long as applicable) and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture (subject to the Canadian resales restriction for so long as applicable).

(b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with applicable securities laws and regulations in Canada and with Rule 903 or Rule 904 under the Securities Act, as applicable, and in compliance with the transfer restrictions contained in the Indenture (including the Canadian resales restriction for so long as applicable) and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture (subject to the Canadian resales restriction for so long as applicable).

(c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with applicable securities laws and regulations in Canada and the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture (subject to the Canadian resales restriction for so long as applicable).

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By: ______________________________
Name:

Title:

Dated: ______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [ ] a beneficial interest in the:

(i) [ ] 144A Global Note (CUSIP [●]), or

(ii) [ ] Regulation S Global Note (CUSIP [●]), or

(b) [ ] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) [ ] a beneficial interest in the:

(i) [ ] 144A Global Note (CUSIP [●]), or

(ii) [ ] Regulation S Global Note (CUSIP [●]), or

(iii) [ ] Unrestricted Global Note (CUSIP [ ]); or

(b) [ ] a Restricted Definitive Note; or

(c) [ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE
c/o The Cash Store Financial Services Inc.
c/o The Cash Store Financial Services Inc.
17631 – 103 Avenue
Edmonton, Alberta, Canada T5S 1N8
Attention: Chief Financial Officer

c/o Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario M5J 2Y1
Attention: Manager, Corporate Trust
Fax: 416-981-9777

c/o Computershare Trust Company, N.A.
Attn: John Wahl or Rose Stroud
350 Indiana Street, Suite 750
Golden, CO 80401
Facsimile: 303-262-0608

Re: 11 ½% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of January 31, 2012 (the "Indenture"), among The Cash Store Financial Services Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with

applicable securities laws and regulations in Canada and the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with applicable securities laws and regulations in Canada and any applicable blue sky securities laws of any state of the United States.

(b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with applicable securities laws and regulations in Canada and the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with applicable securities laws and regulations in Canada and any applicable blue sky securities laws of any state of the United States.

(c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with applicable securities laws and regulations in Canada and the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with applicable securities laws and regulations in Canada and any applicable blue sky securities laws of any state of the United States.

(d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with applicable securities laws and regulations in Canada and the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with applicable securities laws and regulations in Canada and any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture (including the Canadian resales restriction for so long as applicable) and the Securities Act and applicable securities laws and regulations in Canada.

(b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with applicable securities laws and regulations in Canada and the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture (including the Canadian resales restriction for so long as applicable) and the Securities Act and applicable securities laws and regulations in Canada.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By: ______________________________

Name:
Title:

Dated: ______________________

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this "Supplemental Indenture"), dated as of __________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of The Cash Store Financial Service Inc., an Ontario corporation, as Company (under the Indenture referred to below), each of the other Guarantors (under the Indenture referred to below) party hereto and [●]as trustee (under the Indenture referred to below) (the "Trustee").

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 31, 2012, providing for the issuance of an unlimited aggregate principal amount of 11 ½% senior secured notes due 2017 (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the "Guarantee"); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY],
as Guaranteeing Subsidiary

By: ______________________________
Name:
Title:

THE CASH STORE FINANCIAL SERVICES INC.,
as Company

By: ______________________________
Name:
Title:

[•],
as Trustee

By: ______________________________
Name:
Title: